UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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PROXY STATEMENT AND NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

CINEMARK
CINEMARK
10 343

There's no place more Cinematic

LETTER FROM OUR PRESIDENT AND CEO

Dear Fellow Stockholders:

We welcome you to join us at our 2023 Annual Meeting of stockholders. This year our meeting will be conducted in person at 3800 Dallas Parkway, Plano, Texas 75093.

The theatrical exhibition industry continues to follow a positive recovery trajectory from the COVID-19 pandemic, driven by sustained consumer enthusiasm for movie-going, the value a theatrical release provides movie studios, and an increasing volume of content returning to the big screen. Over the past 2 years, moviegoer demand for an immersive, larger-than-life, in-theater experience has been validated time and time again as films have performed at levels comparable to, or better than, pre-pandemic expectations across all film genres, audience segments, and seasons of the year. Furthermore, despite the inflationary environment encountered during 2022, consumers upgraded to premium large formats and consumed food and beverage offerings at heightened levels, which demonstrates how our industry is more reliant upon film content than economic cycles. Consumers maintain a considerable appetite to get out of their homes and be entertained, and going to the movies is an affordable, localized, premium out-of-home entertainment option that remains an exceptional value.

As our industry continues to recover, Cinemark is uniquely situated to benefit on account of our consistent financial and operating discipline, as well as our ongoing focus on continuous improvement. Our full year 2022 results marked a series of important milestones that underscore our company’s resilience, financial stability, and advantaged market position. For the full year, we generated $336 million of Adjusted EBITDA, which was up more than 320% versus 2021, and had an Adjusted EBITDA margin of 13.7%. Compared to 2019, our full year domestic box office recovery surpassed North American industry results by 500 basis points with both our domestic and international market share up more than 100 basis points. We also delivered $25 million of positive free cash flow, even after reimbursing substantially all our pandemic-related deferred rent.

Our out-performing 2022 results are the byproduct of our sustained focus on growing attendance through top-notch guest service, strategic pricing and promotional actions, sophisticated operating discipline, and skilled execution by our entire global Cinemark team. We also continue to meaningfully benefit from the strategic perspective, strong industry knowledge, diverse backgrounds and expertise, and sound judgement of our Board. As we move forward, we firmly believe that the strength of our team, our favorable market position, and our industry-leading operating capabilities will be key drivers of our ongoing success and shareholder value creation within a dynamic media and entertainment landscape.

Thank you for your continued support, trust and investment in Cinemark. We look forward to your participation at our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, I urge you to please cast your vote as soon as possible via the internet, telephone or mail.

Sincerely,

Sean Gamble
President and Chief Executive Officer

* Cinemark has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of each non-GAAP measure and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex A. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly-comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

Notice of Annual Meeting

of Stockholders

DATE & TIME Thursday, May 18, 2023 9:00 a.m. Central Daylight Time	PLACE Cinemark West Plano and XD Theater 3800 Dallas Parkway Plano, Texas 75093

RECORD DATE

All stockholders of record of the Company’s common stock at the close of business on March 24, 2023 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Voting Matters

	Board’s Recommendation	Page Reference

1 Election of Class I directors, each for a term that expires in 2026.	“FOR” each nominee	Page 3

2 Advisory vote to approve compensation of named executive officers for 2023.	“FOR”	Page 24

3 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.	“FOR”	Page 54

4 Advisory vote on the frequency of vote on our executive compensation program.	“FOR” 1 year	Page 55

We are holding our 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

You will be able to attend the Annual Meeting in person and vote your shares. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting.

By order of the Board of Directors,

Michael Cavalier

EVP – General Counsel & Business Affairs,

Secretary

VOTING YOUR SHARES

Your vote is important! Please act as soon as possible to vote your shares, even if you plan to attend the Annual Meeting in person. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting unless you have given your broker specific instructions to do so. Stockholders of record can vote by:

TELEPHONE 1.866.503.2691
INTERNET www.proxypush.com/cnk
MAIL Return the signed proxy card.

ATTEND THE ANNUAL MEETING

You may attend the Annual Meeting in person or vote your shares electronically by logging into the website listed below using the control number included in your Notice of Internet Availability of Proxy Materials on your proxy card or on any additional voting instructions accompanying these proxy materials.

It is anticipated that the Notice will first be sent to stockholders and that this proxy statement and the form of proxy relating to our 2023 Annual Meeting will first be made available to stockholders on or about April 6, 2023. In accordance with SEC rules, the website www.proxydocs.com/cnk provides complete anonymity with respect to stockholders accessing the website.

LOGISTICS

n	The Annual Meeting will begin at approximately 9:00 a.m. Central Daylight Time, with registration opening at 8:45 a.m., on Thursday, May 18, 2023.

UNABLE TO ATTEND THE ANNUAL MEETING?

n	A replay of the Annual Meeting will be available on our Investor Relations website at http://ir.cinemark.com

2022 Performance Highlights

Cinemark once again delivered financial and operating results in 2022 that out-performed our industry and peers. As a result of disciplined capital management, a sharp focus on revenue and margin generation, overall operating excellence, and an aggressive pursuit of process improvements, we materially advanced our financial strength and market position during the year, which remain strategic differentiators for our company.

Some of our significant accomplishments during the year include:

Effectively Navigated the Ongoing Impact of Pandemic

•	Successfully overcame significant content, supply chain, inflation, and labor pressures during the year
•	Materially advanced financial recovery achieving $336 million of Adjusted EBITDA, with a 13.7% Adjusted EBITDA margin, and $25 million of positive free cash flow
•	Strengthened balance sheet by repaying over $20 million of international debt and substantially all of our remaining pandemic-related deferred rent obligations
•	Maintained employee morale, receiving multiple accolades including Forbes’ “World’s Best Employers”

Reignited Theatrical Moviegoing

•	Advanced and utilized sophisticated marketing capabilities to attract audiences …expanded outreach across new channels, grew addressable consumer base and secured meaningful earned media
•	Increased new content sources, including music concerts, multi-cultural titles and faith-based films
•	Reverted Movie Club back to growth, reaching 1.1 million members, an increase of over 15% vs. 2019
•	Grew our XD premium large format percentage of box office by 350 basis points vs. 2019, and box office mix from DBOX motion seats increased 100 basis points
•	Sizably out-performed industry box office recovery, growing market share >100 basis points vs. 2019
•	Delivered all-time high worldwide concession per cap of $5.43, an increase of over 30% vs. 2019

Further Evolved Cinemark for the Future

•	Invested more than $110 million of capital expenditures to further enhance Cinemark circuit
•	Expanded premium amenities, adding 10 new XD screens, 28 DBOX auditoriums, 6 ScreenX tests, and 228 Cinionic laser projectors, maintaining Cinemark’s industry-leading position in technology
•	Enriched food and beverage offerings with new expanded options, Snacks-In-A-Tap online ordering enhancements, a roll-out of branded popcorn in select retail outlets, and a new Uber Eats partnership
•	Derived meaningful revenue and productivity benefits through new ecommerce strategies, show time scheduling tools, labor management improvements, varied cost initiatives, and portfolio optimization
•	Launched first phase of new Cinemark brand strategy

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. You should read this entire proxy statement and our Annual Report on Form 10-K before voting.

ITEM	Election of Directors
1	The Board recommends a vote FOR each director nominee.	See page 7

	Name and Principal Occupation	Independent	Age	Director Since	Committee Membership
					AC	CC	NGC	SPC

NOMINEES FOR CLASS I DIRECTOR 3-YEAR TERM	Nancy Loewe CFO CelLink	✓	55	2017	Chair

	Steven Rosenberg Manager SPR Ventures, Inc.	✓	64	2008			Chair

	Enrique Senior Managing Director Allen & Company LLC	✓	79	2004

	Nina Vaca Founder, Chairman and CEO The Pinnacle Group	✓	51	2014		Chair

                    AC = Audit Committee                CC = Compensation Committee                 NGC = Nominating & Corporate Governance Committee                 SPC = Strategic Planning Committee

ITEM 2	Advisory Vote to Approve Compensation of Named Executive Officers
	The Board recommends a vote FOR this proposal.	See page 25

Our executive compensation program is structured to attract, motivate, reward and retain high caliber talent who will lead the Company to increase our competitive advantage and deliver sustainable profitability. This includes building a solid foundation for long-term growth while consistently achieving strong near-term results. To ensure that our key executives are incentivized appropriately to deliver our mission and vision, the Compensation Committee has designed an executive compensation program that strongly aligns with the interests of stockholders in creating long-term value by directly linking pay to Company and individual performance.

The mix of pay elements is designed to motivate our executives to drive the Company to develop and evolve by offering both short-term and long-term performance-based incentive awards that are both time and performance-based, each of which aligns the interests of our executives with our stockholders and encourages focus on longer-term growth. As illustrated above, a considerable portion of the compensation payable to our named executive officers is “pay-at-risk.”

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ITEM 3	Ratification of Independent Registered Public Accounting Firm
	The Board recommends a vote FOR this proposal.	See page 56

The Audit Committee evaluates the independence of Deloitte & Touche LLP and its fees annually. The Board believes the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.

ITEM 4	Advisory Vote on the Frequency of Vote on Our Executive Compensation Program
	The Board recommends that an advisory vote on the executive compensation program be held every 1 year.	See page 57

This item affords stockholders the opportunity to cast an advisory vote on the frequency of which we should include a vote in our proxy materials for approval of our compensation program for the NEOs.

CORPORATE GOVERNANCE

Item 1:	Election of Class I Directors

Our Board is currently comprised of 11 members, and the majority is independent. The size of the Board may be fixed from time to time exclusively by our Board as provided in our Certificate of Incorporation. Our Certificate of Incorporation also provides that our Board consists of three classes of directors, designated as Class I, Class II and Class III. The members of each class are elected to serve a three-year term, with the term of each class ending in successive years.

The term of the current Class I directors, Mmes. Loewe and Vaca and Messrs. Rosenberg and Senior, expire at the Annual Meeting. All nominees have been recommended by the Nominating and Corporate Governance Committee (“Governance Committee”) and nominated by the Board for election at the Annual Meeting.

Mmes. Loewe and Vaca and Messrs. Rosenberg and Senior have consented to be nominated for re-election to the Board as a Class I director. If elected, they will serve on the Board for a three-year term expiring on the date of our 2026 annual meeting of stockholders. At this time, we have no reason to believe that any nominee will be unable or unwilling to serve if elected. However, should any of them become unable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends a vote FOR each director nominee.

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BOARD COMPOSITION

Director Skills and Qualifications

The nominees and continuing members of the Board collectively possess the knowledge, skills and unique perspectives needed to successfully guide our Company toward continued sustainable growth. They possess broad-based business knowledge, outstanding achievement in their professional careers, commitment to ethical values, executive leadership and meet the Company’s articulated director qualifications, including independence, accountability, integrity, sound judgment in areas relevant to the Company’s businesses, and diversity of background. In addition, our nominees and directors have demonstrated experience and expertise in a number of different substantive areas relevant to the Company, such as theater and retail operations; e-commerce; marketing and brand management; strategic planning; real estate; risk management; legal, compliance and regulatory matters; mergers and acquisitions; and finance. Our Board reflects a diversity of tenure, background, age and experience in varying substantive areas relevant to our operations and industry. The following summarizes certain aspects of the Board’s current composition:

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The following matrix provides information regarding the members of our Board, including certain types of skills, experience and attributes possessed that our Board believes are relevant to our business. The matrix does not encompass all of the skills or experience of our directors.

Skill/Experience Matrix

Experience	Director

Financial Literacy	✓	✓	✓	✓		✓	✓	✓		✓	✓

Financial Management/Corporate Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Accounting and Financial Oversight	✓		✓	✓		✓	✓				✓

Corporate Governance	✓	✓		✓		✓	✓			✓

CEO Experience	✓		✓		✓		✓		✓	✓	✓

Non-CEO Executive Experience		✓	✓	✓		✓		✓			✓

Industry Knowledge	✓		✓		✓			✓	✓		✓

Mergers and Acquisitions		✓	✓	✓	✓			✓

Other Public Company Board Service	✓	✓				✓	✓	✓		✓	✓

Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Vision and Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Information Technology and Cybersecurity	✓									✓

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CLASS I DIRECTORS STANDING FOR ELECTION

Nancy Loewe
Director Since: 2017 Nominee of: Board Board Committees: Audit Committee (Chair and Financial Expert); Governance Committee Age: 55 Other Public Company Boards: 0

Skills and Qualifications

•  Accounting and financial management expertise

•  Risk oversight experience

•  Previous large public company management and oversight experience

•  CFO and executive experience

Other Current Board Experience

•  Not Applicable

Previous Board Experience

•  Not Applicable

Professional Highlights

Ms. Loewe has been the Chief Financial Officer (CFO) of CelLink since November 2022. Prior to that, Ms. Loewe served as the CFO of Weyerhaeuser Company, one of the world’s largest private owners of timberlands; a Senior Vice President - Finance of Visa, Inc., a multinational financial services corporation; as the CFO for Kimberly-Clark International and the Chief Strategy Officer and Global Treasurer for Kimberly-Clark Corporation, a multinational personal care corporation. She has also served as Vice President and CFO of Frito Lay North America. Additionally, Ms. Loewe held numerous positions during her 20-year tenure at General Electric, inside and outside the U.S., including Vice President - Strategic Transactions & Cash, as well as CFO for varying business units, such as Plastics Asia, Healthcare, and Consumer & Industrial.

Steven Rosenberg
Director Since: 2008 Nominee of: Board Board Committees: Governance Committee (Chair); Audit Committee Age: 64 Other Public Company Boards: 1

Skills and Qualifications

•  Risk management, corporate governance and general management expertise

•  Accounting and financial management expertise

•  Management experience

Other Current Board Experience

•  Texas Capital Bancshares, Inc.

Previous Board Experience

•  PRGX Global, Inc.

Professional Highlights

Mr. Rosenberg is the Manager of SPR Ventures Inc., a private investment firm he founded in 1997. He was the President of SPR Packaging LLC, a manufacturer of flexible packaging, from 2006 to 2018.

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Enrique Senior
Director Since: 2004 Nominee of: Board Board Committees: Strategic Planning Committee Age: 79 Other Public Company Boards: 4

Skills and Qualifications

•  Extensive knowledge of film, media and entertainment, and beverage industries

•  Strong strategic planning and management expertise

•  Executive experience

Other Current Board Experience

•  Groupo Televisa S.A.B.

•  Coca-Cola FEMSA, S.A.

•  Femsa S.A. de C.V.

•  Univision Communications

Previous Board Experience

•  Not Applicable

Professional Highlights

Mr. Senior is a Managing Director of Allen & Company LLC, a boutique investment bank, and has been employed by the firm since 1972. He has served as a financial advisor to several corporations including Coca-Cola Company, General Electric, CapCities/ABC, Columbia Pictures Tri-Star Pictures and other entertainment companies.

Nina Vaca
Director Since: 2014 Nominee of: Board Board Committees: Governance Committee; Compensation Committee (Chair) Age: 51 Other Public Company Boards: 1

Skills and Qualifications

•  Wealth of leadership and business experience particularly in information technology and e-commerce

•  CEO and executive experience

•  Governance and executive compensation expertise

Other Current Board Experience

•  Comerica, Inc.

Previous Board Experience

•  Kohls, Corp.

Professional Highlights

Ms. Vaca is the founder, Chairman and CEO of the Pinnacle Group of companies, including Pinnacle Technical Resources, Inc. (together, Pinnacle) and Vaca Industries, Inc. Founded in 1996, Pinnacle is an information technology services and solutions provider.

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CLASS II DIRECTORS TERM EXPIRING 2024

Darcy Antonellis
Director Since: 2015 Nominee of: Board Board Committees: Audit Committee; Strategic Planning Committee (Chair); Compensation Committee Age: 61 Other Public Company Boards: 1

Skills and Qualifications

•  Previous CEO and executive experience

•  Critical technology and cybersecurity experience

•  Accounting and financial management expertise

•  Veteran motion picture executive with a background in production and distribution

Other Current Board Experience

•  Xperi

Previous Board Experience

•  Not Applicable

Professional Highlights

From September 2021 through February 2023, Ms. Antonellis served as an executive advisor to Amdocs Inc. (NASDAQ: DOX), a leading software and services provider to communications and media companies. From January 2014 to August 2021, Ms. Antonellis was CEO of Vubiquity, Inc., a subsidiary of Amdocs Inc. From June 1998 until December 2013, Ms. Antonellis held numerous positions at Warner Bros. Entertainment Inc., including President of Technical Operations and Chief Technology Officer. Ms. Antonellis is NACD Directorship Certified.

Carlos Sepulveda
Director Since: 2007 Nominee of: Mitchell Investors Board Committees: Audit Committee; Compensation Committee; Strategic Planning Committee Lead Director Age: 65 Other Public Company Boards: 1

Skills and Qualifications

•  Extensive public accounting experience; certified public accountant

•  CEO and executive experience

•  Accounting and financial oversight experience

•  Strategic planning and management expertise

Other Current Board Experience

•  Triumph Financial

Previous Board Experience

•  Matador Resources Company

Professional Highlights

Since its inception in 2010, Mr. Sepulveda has been the Chairman of the board of directors of Triumph Financial (NASDAQ: TFIN), a financial holding company, formerly known as Triumph Bancorp, offering a diversified line of payments, factoring, and banking services. From 2004 to 2013, Mr. Sepulveda was the President and CEO of Interstate Battery System International, Inc. (Interstate Batteries), a company that supplies automotive, commercial and industrial batteries and its Executive Vice President from 1993 until 2004. Prior to joining Interstate Batteries, Mr. Sepulveda was an audit partner at KPMG LLP in Austin, New York and San Francisco for 11 years.

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Mark Zoradi
Director Since: 2015 Nominee of: Board Board Committees: Strategic Planning Committee Age: 69 Other Public Company Boards: 1

Skills and Qualifications

•  Previous CEO and executive experience

•  Veteran motion picture executive with a background in distribution and exhibition

•  Wealth of knowledge regarding strategic partnerships within the exhibition industry and exhibitor relationships with movie studios

•  Management and oversight experience at large public companies within the industry

Other Current Board Experience

•  National CineMedia, Inc.

Previous Board Experience

•  Not Applicable

Professional Highlights

Mr. Zoradi served as our CEO from August 2015 to December 31, 2021. Mr. Zoradi spent 30 years at The Walt Disney Company, a major motion picture studio, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and Chief Operating Officer (COO) of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015.

CLASS III DIRECTOR NOMINEES TERM EXPIRING 2025

Benjamin Chereskin
Director Since: 2004 Nominee of: Board Board Committees: Compensation Committee; Strategic Planning Committee Age: 64 Other Public Company Boards: 1

Skills and Qualifications

•  Strategic planning and finance growth opportunities

•  Extensive knowledge and experience in corporate finance, mergers and acquisitions

•  Executive compensation experience

Other Current Board Experience

•  CDW Corporation

Previous Board Experience

•  Boulder Brands, Inc.

Professional Highlights

Mr. Chereskin is President of Profile Capital Management LLC (Profile Management), an investment management firm, which he founded in October 2009. Prior to founding Profile Management, Mr. Chereskin was a Managing Director and Member of Madison Dearborn Partners, LLC, a private equity firm, from 1993 until October 2009, having co-founded the firm in 1993.

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Kevin Mitchell
Director Since: 2023 Nominee of: Mitchell Investors Board Committees: None Age: 54 Other Public Company Boards: 0

Skills and Qualifications

•  Previous CEO experience

•  Depth of experience in the motion picture industry

•  Real estate expertise

Other Current Board Experience

•  Not Applicable

Previous Board Experience

•  Not Applicable

Professional Highlights

In 2007, Mr. Mitchell founded and served as CEO of ShowBiz Cinemas, a bowling, movies and family entertainment concept which he sold in December 2021. Mr. Mitchell has over 30 years of experience in the motion picture theater industry. Mr. Mitchell has also served as an advisory board member for the National Association of Theatre Owners and has served on the Board of Will Rogers Motion Picture Pioneers Foundation, Variety the Children’s Charity of Texas and Chuck Norris’ Kickstart Kids.

Ray Syufy
Director Since: 2006 Nominee of: Board Board Committees: Strategic Planning Committee Age: 60 Other Public Company Boards: None

Skills and Qualifications

•  CEO experience

•  Deep knowledge of the motion picture industry

•  Strategic planning expertise, particularly with respect to competition from other forms of entertainment

•  Operational expertise

•  Real estate expertise

Other Current Board Experience

•  Not Applicable

Previous Board Experience

•  Not Applicable

Professional Highlights

Mr. Syufy began working for Century Theatres, Inc. (Century Theatres), a regional movie exhibitor, in 1977, and held positions in each of the major departments within Century Theatres. In 1994, Mr. Syufy was named President of Century Theatres and was later appointed CEO and Chairman of the board of directors. Mr. Syufy resigned as an officer and director of Century Theatres upon the consummation of our acquisition in 2006. Since then, Mr. Syufy has presided as CEO of Syufy Enterprises, Inc. (Syufy Enterprises) a retail and real estate holding company with operations in California, Nevada, Arizona, Colorado, and Texas. Mr. Syufy is currently the Chairman of NATO CA/NV.

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Sean Gamble
Director Since: 2022 Nominee of: Board Board Committees: None Age: 48 Other Public Company Boards: None

Skills and Qualifications

•  Veteran motion picture executive with distribution and exhibition experience

•  Management and executive experience

•  Strategic planning experience

Other Current Board Experience

•  Not Applicable

Previous Board Experience

•  Not Applicable

Professional Highlights

Mr. Gamble has served as our President and Chief Executive Officer since January 2022. Mr. Gamble has been our President since July 28, 2021, and our Chief Operating Officer since January 2018. Mr. Gamble was our Executive Vice President and Chief Financial Officer from August 2014 until he became our CEO in 2022. Prior to joining Cinemark, Mr. Gamble worked for the Comcast Corporation as Executive Vice President and Chief Financial Officer of Universal Pictures within NBCUniversal from February 2009 to April 2014. He joined Comcast after 15 years at the General Electric Company where he held multiple senior leadership positions, including CFO of GE Oil & Gas’ equipment business based in Florence, Italy, from May 2007 to January 2009.

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Director Nomination Process

Annual Board Assessment

Members of the Governance Committee review and evaluate policies and practices with respect to the size, composition and functions of the Board annually. Our directors evaluate the Board’s and its standing committees’ performance annually to continually improve the Board’s effectiveness. The Governance Committee also oversees an evaluation process, which is an anonymous questionnaire that elicits information used to improve Board and committee effectiveness and assess the size and composition of the Board and its committees. The questionnaire and feedback is coordinated through an independent third-party to ensure a robust evaluation process. Feedback received from Board evaluations is discussed during Board and committee meetings.

Director Nomination Agreement

On May 19, 2022, Lee Roy Mitchell, our Founder, stepped down from his position as Executive Chairman of the Board, and his employment agreement was terminated. Mr. Mitchell continued as a member of our Board of Directors until February 15, 2023. Under the Director Nomination Agreement, which we entered into on April 9, 2007 with certain of our then stockholders, the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. Mr. Mitchell, as the representative of the Mitchell Investors, nominated his son, Kevin Mitchell, to fill the vacancy created by his resignation in accordance with the terms of the Director Nomination Agreement. Kevin Mitchell was appointed to fill this vacancy at the February 2023 Board meeting. Messrs. Mitchell and Sepulveda are nominees of the Mitchell Investors.

Identification and Consideration of New Nominees

The Governance Committee has not established any minimum qualifications that must be met by a director candidate or identified any set of specific quality or skills that it deems to be mandatory. The Governance Committee policy regarding consideration of potential director nominees recognizes that choosing a director is dependent upon a number of subjective and objective criteria many of which are difficult to categorize.

∎

The Governance Committee will consider director candidates properly submitted by our stockholders. For more information see “Deadline for Stockholder Proposals and Shareholder Director Nominations for the 2024 Annual Meeting” on page 59.

∎

The Governance Committee will take steps necessary to evaluate a prospective nominee, including, if warranted, interviews of the prospective nominee by one or more Governance Committee or Board members.

∎	After completing this evaluation and other steps of the process, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board.
∎	The Board then determines the nominees after considering the recommendations and report of the Governance Committee.

Board and Committee Structure

Independent Non-Executive Chairman

When Lee Roy Mitchell resigned as Executive Chairman of the Board, the Board unanimously appointed Carlos Sepulveda as the non-executive Chairman of the Board (“Chairman”). The Chairman has the authority to preside at all Board meetings, including executive sessions of the non-management directors and has the authority to call meetings of the directors. The Chairman serves as principal liaison between the non-management directors and Company management. In consultation with the CEO, the Chairman approves meeting schedules, agendas and the information provided to the Board. If requested by stockholders, and as appropriate, the Chairman is also available for consultation and direct communication as the Board’s liaison.

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Separation of Chairman and CEO Roles

Although the Board does not have a formal policy on separation of the roles of the CEO and Chairman, we have kept these positions separate since 2007. Separating the Chairman and CEO roles allows us to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership.

The Board believes that its leadership structure is appropriate for Cinemark. The independence of the Board’s standing committees and the regular use of executive sessions of the non-management directors allows the Board to maintain independent oversight of risks to our business, our long-term strategies, annual operating plan, and other corporate activities.

Board Independence

The majority of our Board is independent, with 7 of the 11 directors being independent. Our Board has determined the independence of these 7 directors by applying the New York Stock Exchange (NYSE) listing standards’ independence test, which evaluates whether the director:

1.	is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

2.

has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);

3.

(a) is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) has an immediate family member who is a current partner of such a firm; (c) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or (d) is or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

4.

is, or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee; or

5.

is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The Board, in coordination with our Governance Committee and the Company’s general counsel, evaluated the NYSE bright-line tests and considered the transactions between the Company and certain Board members, reported under the heading Certain Relationships and Related Party Transactions, and other relevant factors to determine the independence of the Board members. On the basis of this review, the Board affirmatively determined, in its business judgment, that (a) the majority of the Board was, and continues to be, independent, (b) each of Mmes. Antonellis, Loewe and Vaca and Messrs. Chereskin, Rosenberg, Senior and Sepulveda are independent, (c) Mr. Syufy is not independent due to his transactions with the Company exceeding $120,000 annually, and Mr. Mitchell is not independent due to his relationship with our founder and former Chairman, Lee Roy Mitchell, (d) Messrs. Zoradi and Gamble are not independent because they are employees or former employees of the Company, (e) each of Mmes. Antonellis and Loewe and Messrs. Rosenberg and Sepulveda meet all applicable requirements for membership in the Audit Committee, (f) Ms. Loewe and Mr. Sepulveda qualify as “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC and satisfy the NYSE’s financial experience requirements, and (g) each of Ms. Vaca and Messrs. Chereskin and Sepulveda meet all applicable requirements for membership in the Compensation Committee.

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Board Committees

The Board has four standing committees: Audit Committee, Compensation Committee, Governance Committee and Strategic Planning Committee. The Board may from time to time establish additional committees for specific purposes.

Each member of our Audit Committee, Compensation Committee and Governance Committee meets the requirements for independence under the listing standards of the NYSE, regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) and the Company’s Corporate Governance Guidelines, as applicable. The charters for these committees are available on the Investor Relations portion of our website (http://ir.cinemark.com).

Audit Committee

2022 Meetings: 4

2022 Consents: 1

Each member of the Audit Committee satisfies the standards for independence of the NYSE and SEC as they relate to audit committees.

Members: Nancy Loewe (Chair), Darcy Antonellis, Steven Rosenberg, Carlos Sepulveda

Roles and Responsibilities:

Ms. Loewe serves as the Chair of the Audit Committee. Both Mr. Sepulveda, the past Chair, and Ms. Loewe qualify as “audit committee financial experts” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. See Ms. Loewe’s and Mr. Sepulveda’s biographies on page 6 and page 8 respectively, for further information regarding their qualifications to be an “audit committee financial expert.”

Primary committee functions include:

∎

assisting the Board in its oversight responsibilities regarding (i) the integrity of our financial statements, (ii) our risk management program with respect to legal and regulatory requirements, (iii) our systems of internal controls over financial reporting (iv) our implementation and effectiveness of an ethics and compliance program and (v) our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent registered public accountants;

∎	approving the report required by the SEC for inclusion in our annual proxy or information statement;
∎	appointing, retaining, compensating, evaluating and replacing our independent registered public accountants;
∎	approving audit and non-audit services to be performed by the independent registered public accountants;
∎

establishing procedures for the receipt, retention and resolution of complaints regarding accounting, internal control or auditing matters submitted confidentially and anonymously by employees through our whistleblower hotline; and

∎	performing such other functions as the Board may from time to time assign to the Audit Committee.

The Audit Committee meets on a quarterly basis with management and Deloitte & Touche to discuss, among other items, the Company’s financial statements to be filed with the SEC, any change in significant accounting policies and its impact on the Company’s financial statements and the earnings press release related to the quarter and the year (as applicable). The Audit Committee also meets, on a periodic basis, with Deloitte & Touche in executive sessions without members of management present.

The Board has delegated authority of cybersecurity oversight to the Audit Committee. The Audit Committee is updated by management twice a year on cybersecurity trends, risks and the effectiveness of the Company’s program and tools to mitigate known risks. The Audit Committee also oversees and monitors the enterprise level risks related to ethics and compliance with the Company’s code of business conduct. Management provides to the Audit Committee, at every quarterly meeting, the top claims (as determined by management) reported through the anonymous whistleblower hotline, and provides an annual summary of claims, for both domestic and international operations, with a comparison to previous years.

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The Board has also delegated the approval of related party transactions to the Audit Committee. The Company’s written policy regarding approval of related party transactions provides that management must present to the Audit Committee all potential related party transactions including the nature of the transaction and material terms regardless of the dollar value of the transaction. The Audit Committee approves such related party transaction if it determines that the transaction is fair and in the best interest of the Company. See Certain Relationships and Related Party Transactions on page 55 for further details on related party transactions.

Governance Committee

2022 Meetings: 5

2022 Consents: 0

Each of the Governance Committee members satisfies the standards for independence of the NYSE.

Members: Steven Rosenberg (Chair), Nancy Loewe, Nina Vaca

Roles and Responsibilities:

Primary committee functions include:

∎	evaluating candidates for Board membership, including those recommended by stockholders in compliance with the Company’s by-laws;
∎	recommending to the Board the director nominees for election or to fill any vacancies and newly created directorships on the Board;
∎	identifying and recommending to the Board members qualified to fill any vacancies on a committee of the Board;
∎	advising management on succession planning for the CEO and senior management;
∎	developing and recommending to the Board a set of corporate governance guidelines and reassessing their adequacy at least annually;
∎	overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;
∎	periodically reviewing the criteria for the selection of new directors and recommending any proposed changes for Board approval;
∎	periodically reviewing and making recommendations regarding the composition and size of the Board;
∎

periodically reviewing and making recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;

∎	annually recommending to the Board the chairpersons and members of each of the Board’s committees;
∎	reassessing the adequacy of the Governance Committee Charter on an annual basis and recommending any proposed changes for Board approval;
∎	overseeing corporate social responsibilities and public interest issues that affect our investors and other key stakeholders; and
∎	overseeing environmental, health and safety issues.

Compensation Committee

2022 Meetings: 5

2022 Consents: 1

Each member of the Compensation Committee satisfies the standards for independence of the NYSE as they relate to compensation committees and qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

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Members: Nina Vaca (Chair), Benjamin Chereskin, Carlos Sepulveda

Roles and Responsibilities:

Primary committee functions include:

∎	making recommendations to the Board on the Company’s general compensation philosophy and strategy on all matters of policy and procedures relating to executive compensation;
∎	determining and approving the CEO’s compensation;
∎	determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers;
∎

administering (to the extent such authority is delegated to the Compensation Committee by the Board) the incentive compensation and equity-based plans and recommending to the Board any modifications of such plans;

∎	setting performance metrics and targets;
∎	validating and approving the achievement of performance targets under the Company’s incentive compensation plans; and
∎	reviewing, recommending and discussing with management the CD&A section included in the Company’s annual proxy statement.

Strategic Planning Committee

2022 Meetings: 2

2022 Consents: 0

The Strategic Planning Committee is governed by the Strategic Planning Committee Charter setting forth the purpose and responsibilities of this committee.

Members: Darcy Antonellis (Chair), Benjamin Chereskin, Carlos Sepulveda, Enrique Senior, Ray Syufy, Mark Zoradi

Roles and Responsibilities:

Primary committee functions include:

∎	reviewing the key industry and market issues and external developments impacting the Company’s strategies and core competencies;
∎	assisting management in analysis of alternative strategic options;
∎	reviewing and evaluating material mergers and acquisitions, material capital investments, material financing activities and making recommendations to the Board regarding the same;
∎	identifying and assessing risks facing the Company and establishing a risk management infrastructure to address those risks;
∎	overseeing the division of risk-related responsibilities to each applicable Board committee;
∎	reviewing and evaluating the Company’s policies and practices with respect to risk assessment and risk management; and
∎	reviewing and assessing the effectiveness of the Company’s enterprise-wide risk assessment processes and recommending improvements where appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Vaca and Messrs. Chereskin and Sepulveda. Ms. Vaca and Messrs. Chereskin and Sepulveda have never been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

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Meetings and Attendance

During 2022, the Board met four times and acted by unanimous consent three times. Each director attended either in-person or via teleconference or video application at least 75% of the aggregate of all Board and applicable committee meetings during 2022.

Our non-management directors meet at least twice a year in executive sessions with no Company personnel present. A separate executive session of only independent directors is held at least once a year. Carlos Sepulveda presides over the executive sessions. During 2022, our non-management directors met four times and our independent directors met one time in executive sessions.

The Board strongly encourages its continuing members to attend the Annual Meeting of Stockholders. All but one of the then-current members of the Board were in attendance at the 2022 Annual Meeting of Stockholders, which was held in-person and virtually.

Director Development and Engagement

Continuing Director Education	We provide each Director with a membership to the National Association of Corporate Directors (NACD), which provides access to educational programs relevant to their board responsibilities or interests. Upon request, we may also cover the cost for any Director who wishes to attend programs and seminars outside of their NACD membership on topics relevant to their service as Directors. From time to time, members of management also present to the Board or its committees on new developments in areas relevant to the Company.

Key Areas of Board Oversight

Strategic Oversight

Throughout 2022, governance and risk management played a critical role in our response to the continuing challenges faced by our Company and our industry due to the external headwinds resulting from the COVID-19 pandemic. The Board played a pivotal oversight role in our business continuity planning and execution in the face of these challenges and oversaw the executive team’s management of risks related to continuing business operations, industry developments, financial controls, liquidity, employee retention, health and safety protocols and information technology operations.

The Board actively oversees the Company’s long-term business strategy to ensure that we are positioned to continue our recovery from the effects of the pandemic, to increase our competitive advantage and deliver sustainable growth and profitability. The Board is continuously engaged with senior management on critical business matters relevant to the Company’s long-term strategy.

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Risk Oversight

ESG Oversight

Many of our ESG efforts are managed by a cross-functional team that shapes and drives ESG strategy, tracks key performance indicators and manages the Company’s ESG initiatives. Management presents topics to the Governance Committee and our Board during the course of the year. The Governance Committee serves as the primary committee assisting the Board in oversight of the Company’s ESG efforts. See pages 22 and 23 for a description of select ESG initiatives.

Succession Planning and Talent Development

Succession planning and talent development are important at all levels in our Company. The Governance Committee oversees management’s succession plan for key positions at the senior officer level, and most importantly for the Chief Executive Officer position. The Governance Committee reviews and advises management on succession plans for senior management and the Chief Executive Officer, including both long-term and emergency succession planning. In addition, the Chief Executive Officer provides the Governance Committee an assessment of the Company’s senior leaders and their potential to succeed at key senior management positions. Senior executives interact with our Board through formal presentations and during informal events. More broadly, the Board is updated on key initiatives for the overall workforce, including diversity and development programs.

Sean Gamble’s appointment as our Chief Executive Officer in January 2022, following Mark Zoradi’s retirement, is indicative of our succession planning and development process. Mr. Zoradi worked closely with the Board, preparing for his retirement for more than a year. Mr. Zoradi delayed his retirement to the end of 2021 to guide the company through the global pandemic and allow additional time for the transition. Over the course of the prior two-year timeframe, Mr. Zoradi worked hand-in-hand with Mr. Gamble to ensure a seamless transition. Mr. Gamble’s background as our Chief Financial Officer and Chief Operating Officer, the Chief Financial Officer of Universal Studios, as well as his significant tenure at the General Electric Company, underscored his proven track record of strategic thinking, vision setting, leading change, improving processes, and driving efficiencies made him the logical successor as Chief Executive Officer.

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Investor Outreach

We value the input and insights of our stockholders and are committed to continued engagement with our investors. As part of our proactive stockholder engagement program to ensure management and the Board understand and consider the issues that matter the most to our stockholders and as a follow-up to our strong 2022 Say-On-Pay (84% in favor) vote, we have offered meetings to our top institutional investors in each of the past five years, representing approximately 70% of our institutional stockholder base. In addition, we offer meetings to representatives of Glass Lewis and Institutional Shareholder Services. We met with all that accepted our request, totaling nearly 40% of the total shares outstanding held by institutional stockholders, in addition to representatives from Institutional Shareholder Services. Key themes discussed included our industry and Company’s recovery from COVID-19, succession planning for the Board, executive compensation and corporate social responsibility, sustainability, and talent management. We place great emphasis on the feedback we receive from our stockholders and have instituted the following practices and disclosures as a direct result of the meetings conducted:

n	expanded language throughout the proxy for clarity on governance;
n	included more diversity disclosure regarding gender and racial composition of our Board;
n	included commentary regarding succession planning and executive transition;
n	elaborated on compensation changes made in 2020, 2021 and 2022 given the profound impact of COVID-19 on our business;
n	incorporated separate performance metrics for short-term versus long-term incentives in 2022; and
n	provided commentary regarding performance-based compensation in 2023.

Corporate Governance Policies and Charters

The following documents make up our corporate governance framework:

n	Fifth Amended and Restated Corporate Governance Guidelines;
n	Third Amended and Restated Charter of the Audit Committee (Audit Committee Charter);
n	Second Amended and Restated Charter of the Governance Committee (Governance Committee Charter);
n	Second Amended and Restated Compensation Committee Charter (Compensation Committee Charter); and
n	Strategic Planning Committee Charter.

Current copies of the above policies and guidelines are available publicly on our website at https://ir.cinemark.com under the “Governance” tab.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to directors, executive officers and all of our employees and sets forth our policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics for directors and executive officers that have been approved by our Board or any Board committee. During 2022, there were no amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics for any director or executive officer. The Code of Business Conduct and Ethics is available on our website at https://ir.cinemark.com under the “Governance” tab.

Stockholder Communications with the Board

As stated in our Corporate Governance Guidelines, any Company stockholder or other interested party who wishes to communicate with the non-management directors may direct such communications by writing to the:

Company Secretary

Cinemark Holdings, Inc.

3900 Dallas Parkway

Plano, TX 75093

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The communication must be clearly addressed to the Board or to a specific director. If a response is desired, the individual should also provide contact information such as name, address and telephone number. All such communications will be reviewed initially by the Company Secretary, who will forward to the appropriate director(s) all correspondence, except for items of the following nature:

∎	advertising;
∎	promotions of a product or service;
∎	patently offensive material; and
∎	matters completely unrelated to the Board’s functions, Company performance, Company policies or that could not reasonably be expected to affect the Company’s public perception.

The Company Secretary will prepare a periodic summary report of all such communications for the Board. Correspondence not forwarded to the Board will be retained by the Company and will be made available to any director upon request.

DIRECTOR COMPENSATION

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total Compensation Actually Received ($)
Darcy Antonellis	90,000	124,997	214,997
Benjamin Chereskin	95,000	124,997	219,997
Nancy Loewe	107,500	124,997	232,497
Lee Roy Mitchell	46,042	—	46,042
Steven Rosenberg	100,000	124,997	224,997
Enrique Senior	80,000	124,997	204,997
Carlos Sepulveda	155,000	124,997	279,997
Raymond Syufy	80,000	124,997	204,997
Nina Vaca	102,500	124,997	227,497
Mark Zoradi	80,000	124,997	204,997

(1)

The grant date fair values were calculated in accordance with FASB ASC Topic 718. See Note 18 to the Company’s 2022 Annual Report on Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share based awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

In accordance with the Compensation Committee Charter, the Compensation Committee, in consultation with the Governance Committee, sets the compensation of our Board members. Pearl Meyer, the Compensation Committee’s independent compensation consultant, periodically reviews and reports to the Compensation Committee as to how the Company’s director compensation practices compare with those of other similarly situated companies. The Board makes changes in its director compensation practices only upon the recommendation of the Compensation Committee and following discussion and unanimous concurrence by the full Board.

The compensation of our non-employee directors is subject to our Third Amended and Restated Non-Employee Director Compensation Policy (“Director Compensation Policy”). Under the Director Compensation Policy, a non-employee director is one who is not (i) an employee of the Company or any of our subsidiaries or (ii) an employee of any of the Company’s stockholders which has contractual rights to nominate directors. Therefore, Mr. Gamble did not receive any compensation for his services on the Board or any of its committees for 2022, and Lee Roy Mitchell did not receive any compensation for his service on the Board until his employment with the Company ended in May 2022.

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The compensation of the directors during 2022 pursuant to our Non-Employee Director Compensation Policy is as follows:

(a)	a base director retainer of $75,000;
(b)	additional retainer of $55,000 for the non-employee director who serves as the lead independent director or the non-executive Chairman of the Board;
(c)	additional cash retainer for services on the committees as follows:

Committee	Chair ($)	Member ($)
Audit	25,000	10,000
Compensation	20,000	10,000
Governance	15,000	7,500
Strategic Planning	10,000	5,000

Annual cash retainers are paid in four equal quarterly installments at the end of each quarter for services rendered during the quarter. All directors are reimbursed for travel related expenses incurred for each Board meeting they attend.

In addition to the annual cash retainers, each non-employee director receives an annual grant of restricted stock valued at $125,000. The number of shares of restricted stock granted is determined by dividing $125,000 by the closing price of Common Stock on the grant date, rounded down to the nearest whole share. The grant date is typically on or around June 15. The annual stock awards vest on the first anniversary of the grant date subject to continued service to the Company through the vest date. The directors are also subject to our stock ownership guidelines and are required to retain common stock ownership five times the value of their base retainer. Our Amended and Restated 2017 Omnibus Incentive Plan (the “2017 Plan”) imposes a $1,000,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation under the 2017 Plan.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Environmental Responsibility

∎  We demonstrated our commitment to promoting environmental sustainability in our communities by, among other things:

∎  Offsetting 66% of our domestic energy usage by renewable options during 2022

∎  Diverting 30% of waste from landfills

∎  Generating approximately 7 million kilowatt-hours per year by solar installations at 24 locations

∎  Providing more than 160 free EV charging stations for guests

∎  Transitioning to LED lighting

∎  Continuing on-going efforts to conserve water through fixture and irrigation retrofits

Engagement

∎  We conduct an annual engagement survey through an independent third party. Satisfaction scores remain positive.

∎  Employees complete performance management conversations at set points throughout the year focusing on goals, development and feedback.

∎  We conduct quarterly town hall meetings.

∎  We have an employee anniversary and recognition program through Awardco.

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Training and Development

∎  We conduct training on anti-harassment, IT security, and the Foreign Corrupt Practices Act.

∎  We provide on-demand e-learning platforms for skills development.

∎  We offer LEAN and Six-Sigma training to all corporate employees and theater general managers.

∎  We offer leadership and skill development courses for various levels throughout the year.

∎  We offer coaching and mentor programs for high potential employees.

Employee Benefits and Programs

∎  We offer eligible employees a comprehensive benefits package which includes medical, vision, dental, life and accidental death and dismemberment, supplemental life and accidental death, short and long-term disability insurance, health savings accounts (a portion of which is funded by the Company), flexible spending accounts and employee assistance programs for mental health.

∎  We maintain a 401(k) savings plan for our eligible U.S. employees in which we match 100% of elective deferrals up to 6% of such employee’s compensation that vest immediately.

∎  We offer a tuition reimbursement program through The University of North Texas to provide financial support to employees for undergraduate courses and certifications.

Community Involvement

∎  Our corporate social responsibility strategy (Cinemark Cares) supports four causes: child advocacy, human rights, disaster relief and food scarcity.

∎  Our annual charity golf tournament and fundraising activities support a variety of charities including Variety, Will Rogers Foundation, St. Jude, Dallas Holocaust and Human Rights Museum and the North Texas Food Bank, among others.

∎  We offer various employee volunteer opportunities.

Diversity, Equity and Inclusion

∎  We have an executive vice president and director level employee committed to developing diversity, equity and inclusion and corporate social responsibility initiatives.

∎  We recognize cultural heritage celebrations.

∎  We conduct inclusion leadership training.

∎  We support employee-driven support groups, which help foster inclusion among all teammates, build awareness and recruit and retain a diverse workforce.

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Awards and Recognitions

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EXECUTIVE COMPENSATION

Item 2:	Advisory Vote to Approve Compensation of Named Executive Officers

As required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers. Because the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation program, overseen by the Compensation Committee, is designed to attract and retain a talented team of executives who can deliver on our commitment to build long term stockholder value. The Compensation Committee believes our program is competitive in the marketplace and links pay to performance.

The Compensation Committee and the Board considers the results of this advisory vote when formulating future executive compensation policy. The results of this vote serves as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. The results of this vote also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.

We ask our stockholders to vote on the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure.”

The Board unanimously recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

Compensation Discussion and Analysis

Named Executive Officers

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the compensation of our CEO, CFO and our three other most highly compensated executive officers (“NEOs”) for the year ended December 31, 2022. These executive officers are:

Name	Age	Position
Sean Gamble	48	President and Chief Executive Officer
Melissa Thomas	43	Executive Vice President-Chief Financial Officer
Michael Cavalier	56	Executive Vice President-General Counsel and Business Affairs, Secretary
Valmir Fernandes	62	President-Cinemark International
Wanda Gierhart	59	Chief Marketing & Content Officer

Sean Gamble has served as our President and Chief Executive Officer since January 1, 2022. Prior to being Cinemark’s President and CEO, Mr. Gamble served as our COO and CFO beginning in January 2018 and as our Executive Vice President and CFO since August 2014. Mr. Gamble worked for the Comcast Corporation as Executive Vice President and CFO of Universal Pictures within NBCUniversal, one of the world’s leading media and

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entertainment companies, from February 2009 until April 2014. He joined Comcast after 15 years at the General Electric Company where he held multiple senior leadership positions, including CFO of GE Oil & Gas’ equipment business based in Florence, Italy, from May 2007 until January 2009.

Melissa Thomas has served as our Executive Vice President-Chief Financial Officer since November 2021. Prior to joining Cinemark, from February 2020 to October 2021, Ms. Thomas served as Groupon Inc.’s Chief Financial Officer and served as Groupon’s Interim Chief Financial Officer from August 2019 to her appointment as Chief Financial Officer, its Chief Accounting Officer and Treasurer from November 2018 until her appointment as Interim Chief Financial Officer and its Vice President of Commercial Finance from May 2017 until her appointment to Chief Accounting Officer and Treasurer. Prior to joining Groupon, Ms. Thomas served in a variety of finance and accounting leadership roles at Surgical Care Affiliates and Orbitz Worldwide. Prior to her employment at Orbitz, Ms. Thomas held accounting positions at Equity Office Properties and began her career at PricewaterhouseCoopers.

Michael Cavalier has served as our Executive Vice President-General Counsel and Business Affairs since July 2021, our Executive Vice President-General Counsel and Secretary since February 2014, our Senior Vice President-General Counsel and Secretary since January 2006, our General Counsel since 1997 and our Associate General Counsel from 1993 to 1997. He has been with Cinemark for approximately 30 years.

Valmir Fernandes has served as our President of Cinemark International, L.L.C. since March 2007 and the General Manager of Cinemark Brasil, S.A from 1996 to March 2007. He has been with Cinemark for more than 26 years.

Wanda Gierhart has served as our Chief Marketing and Content Officer since July 2021 and as our Executive Vice President – Global Chief Marketing Officer from January 2018 to July 2021. Prior to joining Cinemark, Ms. Gierhart served as Chief Marketing Officer of Neiman Marcus Group, an omnichannel luxury retailer. Ms. Gierhart also served as President and CEO of TravelSmith, a travel clothing and accessory retailer. She also has extensive marketing and merchandising experience with varying roles and responsibilities across major retail brands.

Compensation Practices

We strive to align our executive compensation program with the interests of the Company and our stockholders. The Compensation Committee monitors executive compensation best practices to incorporate into our compensation program. Highlighted below are certain pay practices that we utilize, and those that we avoid, to maintain discipline in our executive compensation program.

Pay Practices We Utilize

Base salary	Competitive, market-driven base salary.
Link pay to performance	A significant portion of executive compensation is linked to Company performance. A substantial majority of our NEOs fiscal 2022 compensation was variable compensation tied to our financial performance.
Alignment of performance metrics with Company’s strategy	Compensation aligned with successful implementation/deployment of the Company’s short and long-term strategy through a variety of performance metrics used in our performance-based incentive programs.
Risk Mitigation	Caps on the maximum level of payouts, multiple performance metrics and board processes to mitigate undue risk.
Stock ownership guidelines	Stock ownership guidelines ensure that our executive officers and directors are financially invested in the Company alongside our stockholders.
Limited perquisites	Limited perquisites to our executives.
Change of control	Employment agreements that contain double triggers for changes in control.

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Pay Practices We Avoid

Risk	We do not reward imprudent risk taking.
Change in control	There are no “single trigger” provisions in employment agreements for change in control.
Pension	No pension benefits.
No short-sales or hedging and restricted pledging transactions	Strictly prohibit officers and directors from engaging in short selling, put, call, or other derivative transactions or hedging or other monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, in our common stock.
No tax gross-ups	No tax gross-ups on compensation or personal benefits.
No repricing underwater stock options	Equity plan prohibits the repricing of stock options or SARs.

In addition to maintaining discipline in our executive compensation program, these pay practices create an overall compensation program designed to motivate, reward and retain our teammates, including NEOs, for their performance on a short-term and long-term basis. Further, these pay practices help to ensure that excessive or unnecessary risk taking is mitigated and encourages a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.

2022 Say-On-Pay Result

At the 2022 Annual Meeting, approximately 84% of the stockholder votes cast on say-on-pay were voted in favor of the proposal, which is in line with the 82% favorable vote received at the 2021 Annual Meeting. The Compensation Committee believes that this substantial majority of votes in favor affirms stockholders’ support for our approach to executive compensation. Every year we endeavor to have discussions with some of our institutional investors in order to better understand their views on our compensation practices. The Compensation Committee carefully considers this feedback in designing the key components of our executive compensation program.

Following the 2022 advisory vote and discussions with institutional investors in 2022 and 2023, the Compensation Committee decided to impose a longer performance period (3 years) for a portion of our long-term incentive compensation program. The Compensation Committee believes the actions it took in 2022 were appropriate to attract, retain and incentivize management as the Company continues to navigate through a difficult business environment. We believe our programs are effectively designed and are aligned with the interests of our stockholders. See also “Changes to 2023 Compensation” on page 32.

Our Compensation Philosophy

Our executive compensation program is structured to attract, motivate, reward, and retain high caliber talent who will lead the Company to increase our competitive advantage and deliver sustainable profitability. This includes building a solid foundation for long-term growth while consistently achieving strong near-term results. The Compensation Committee takes a holistic view of pay and performance and ensures that there is appropriate alignment with Company performance, overall business strategy and culture. We hire high-caliber individuals who can define a strategy to execute our long-term vision while continuing to deliver our mission of making the movie-going experience memorable by providing world class facilities and services and by engaging with our customers. To ensure that our key executives are incentivized appropriately to deliver our mission and vision, the Compensation Committee has designed an executive compensation program that strongly aligns with the interests of stockholders in creating sustainable long-term stockholder value by directly linking pay to Company and individual performance. Each of the measures in our performance-based plan is designed to align with and support our business strategy – create an extraordinary guest experience, deepen customer loyalty, and pursue growth opportunities.

The COVID-19 pandemic has had a significant impact on the performance metrics previously utilized for the short-term incentive program, as well as for the long-term performance-based incentive awards. The Company’s performance metrics set for the 2020 short-term incentive programs and the performance-based long-term incentive awards granted in 2019 and 2020 were deemed unreachable due to the extenuating business conditions that were

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beyond management’s control. The Compensation Committee acknowledged the incredible commitment, dedication and innovation demonstrated by the employees under the strategic leadership of the executive team to manage through the pandemic, as well as the critical importance of retention and leadership consistency during volatile times. The Compensation Committee approved, in December 2020, a special restricted stock grant to eligible employees equal to 75% of the 2020 bonus target. In February 2021, due to unforeseen negative consequences for the long-term performance awards, the Compensation Committee determined the 2019 and 2020 long-term performance awards would be issued at target. These actions appropriately served the long-term interest of stockholders as a means for motivation and retention during this difficult business cycle.

In February 2021, the Compensation committee re-evaluated the continuing impact of the COVID-19 pandemic on the Company and our industry, deeming it necessary to temporarily modify the historical performance metrics that drove the compensation structure for both the 2021 short-term incentive program and the performance awards under our long-term performance equity awards. The Compensation Committee took into consideration the uncertainty of our industry’s recovery, the dynamic business environment, unpredictable consumer behavior as a result of the pandemic, as well as the uncertain long-term impact of streaming initiatives launched by major studios. For 2021 only, the Compensation Committee used short-term objectives for the short-term incentive awards instead of a specific financial metric. The Compensation Committee’s decisions were significantly guided by achievement of specific strategic initiatives. The long-term equity awards were time-based with no associated performance metrics. The Compensation Committee believed that the actions in 2021 were appropriate to retain the Company’s consistent leadership guidance as the Company continued to navigate through the volatile business environment.

In February 2022, in consultation with Pearl Meyer, the Compensation committee determined that, while the industry was beginning to recover from the COVID-19 pandemic, the high volatility of the then current market dynamics made long-range forecasting unreliable. Accordingly, the Compensation Committee determined that a one-year performance period for long-term equity awards was appropriate. The Compensation Committee also re-established Adjusted EBITDA as the performance metric for the short-term incentive program. In February 2023, the Compensation Committee continued to progress toward a more historical structure for our long-term equity incentive program by instituting a three-year performance period using two equally weighted financial metrics for the performance metrics (adjusted EBITDA and cash flow). For more detail see “Short-Term Performance Based Awards” on page 29, “Annual Equity Incentive Awards” on page 31 and “Changes to 2023 Compensation” on page 32.

Principal Elements of Our 2022 Executive Compensation

The pay elements that we utilize are crafted to attract and retain top talent, pay for performance and strike a balance between performance and risk taking. We achieve these goals by offering both short-term and long-term incentive awards, which include a mix of both time- and performance-based vesting requirements, each of which aligns the interests of our executives with our stockholders and encourages focus on both short and long-term success.

Overall, a considerable portion of the compensation payable to our named executive officers is “pay-at-risk.” The following chart illustrates how base salary, short-term incentive awards, restricted stock and performance share units were allocated for fiscal 2022. For the purposes of the below illustration, the short-term incentive award has been valued at the actual payout amount and the performance share units have been valued at the target amount on the grant date.

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	CEO	Other NEOs

Base Salary			∎ Base salary provides reasonable yet market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance
Short-Term Incentive Program			∎ Payout under the 2022 STIP was based on achievement of Adjusted EBITDA goals that were aligned with our annual operating budget
Annual Equity Awards	Performance Share Unit Award

∎  The performance goals related to our 2022 performance share unit awards were based on the achievement of total revenue and cash flow goals in 2022. Performance share units are not earned unless a threshold level is achieved. Performance share units have a three-year service requirement from the grant date

Restricted Stock Award
∎ Restricted stock awards that vest ratably over a 3-year period and incentivizes retention

Base Salary

The Compensation Committee sets base salaries for named executive officers after examining market data provided by Pearl Meyer (our independent executive compensation advisor) and comparing against peers to align salaries with market conditions, also taking into account the scope and nature of the individual’s job responsibilities, performance, experience and other objective factors deemed relevant by the Compensation Committee. The Compensation Committee considers salary adjustments at its regularly scheduled February meeting with those adjustments becoming effective in March each year.

The base salary for each named executive officer for 2022, as well as the percent change over 2021, is illustrated in the chart below:

Name	Position	2021 Salary ($)	2022 Salary ($)	% Change
Sean Gamble(1)	President and Chief Executive Officer	687,857	825,000	19.9%
Melissa Thomas(2)	Executive Vice President-Chief Financial Officer	575,000	575,000	0%
Michael Cavalier	Executive Vice President-General Counsel and Business Affairs, Secretary	563,578	583,334	3.5%
Valmir Fernandes	President-Cinemark International	555,012	563,336	1.5%
Wanda Gierhart	Chief Marketing & Content Officer	500,000	520,833	4.2%

(1)	The increase in Mr. Gamble’s base salary was in connection with his appointment as the Company’s President & Chief Executive Officer.
(2)

Effective November 8, 2021, Ms. Thomas was appointed the Company’s Executive Vice President – Chief Financial Officer. The % change compares her 2022 salary against an annualized 2021 salary as if she had been employed for all of 2021.

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Short-Term Performance-Based Incentive Awards

Introduction

Our short-term incentive program (“STIP”) is an annual cash-based performance incentive award program, typically measured based on metrics established in our annual operating budget and which requires the achievement of a threshold level of financial performance for any payout. The participants in our STIP are rewarded for achieving short-term financial and operational goals based upon individual targets expressed as a percentage of base salaries. For the named executive officers, the target STIP opportunities are set by the Compensation Committee taking into account a variety of factors, including peer group data, CEO’s recommendation (except for his own) and the individuals current and anticipated contribution to the strategic goals of the Company. Each participant in our STIP is entitled to receive a ratable portion of his/her target payment based upon the Company’s level of achievement, within the range of threshold and maximum percentages, of the target metric set by the Compensation Committee.

As part of the year-end performance review process, the manager for each participant in the STIP (other than the CEO) evaluates such individual’s performance against his/her annual business objectives and goals. Based upon this review a discretionary modifier up to a maximum +/- 15% may be applied to adjust the individual’s STIP payout calculation (“ABO Modifier”).

Each STIP payout is calculated by applying the following formula:

Base Salary	X	Target Payment (% of Base Salary)	X	% Attainment	+/-	ABO Modifier	=	Actual STIP Payout

STIP payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and certified by the Compensation Committee during the first quarter after the performance year.

2022 STIP Award Opportunities

		Target	Threshold	Target	Maximum
Name	Position During 2022	(as a % of base salary)	(as a % of target)
Sean Gamble	President and Chief Executive Officer	115%	50%	100%	150%
Melissa Thomas	Executive Vice President-Chief Financial Officer	90%	50%	100%	150%
Michael Cavalier	Executive Vice President-General Counsel and Business Affairs, Secretary	90%	50%	100%	150%
Valmir Fernandes	President-Cinemark International	90%	50%	100%	150%
Wanda Gierhart	Chief Marketing & Content Officer	65%	50%	100%	150%

2022 STIP Performance Goals and Results

The Compensation Committee sets performance goals for the STIP in February of each year, and has historically established threshold, target, and maximum payout goals based on Adjusted EBITDA, which is regarded as a key performance metric in our industry. For 2022, the Compensation Committee used worldwide Adjusted EBITDA to establish the STIP targets, which was based on the annual operating budget approved by our Board of Directors.

The cash bonus achievement under the STIP is determined using the Company’s reported Adjusted EBITDA with certain add-backs and adjustments for cash bonus accruals, certain severance payments, if any, unusual expenses such as those related to accounting changes, a +/-5% collar for foreign exchange fluctuation, the industry box office adjustment discussed below and other adjustments the Compensation Committee deems appropriate, including, but not limited to, factors such as extraordinary, unusual and non-recurring events that were not included in the approved annual operating budget (the “STIP Adjusted EBITDA”). Our performance is highly dependent upon timing, popularity and quantity of films released by the distributors, which requires a significant number of assumptions and projections in setting the budgeted Adjusted EBITDA target. In recognition of the uncertainty around planning assumptions, the Compensation Committee determined that the STIP Adjusted EBITDA target may be adjusted, upward or downward, at the end of each performance year, to eliminate any variance between the actual North American and Latin American

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industry box office for the fiscal year and the industry forecasts used to set the STIP target for the year. North American industry box office performance and relevant Latin American attendance assumptions meaningfully impacts our Adjusted EBITDA due to its effect on attendance-driven revenue and costs but is largely outside of the Company’s control. The industry box office adjustment is intended to modify the STIP Adjusted EBITDA target to eliminate the negative or positive impacts of these non-controllable factors. The STIP Adjusted EBITDA target is adjusted upward or downward by $10 million for every 1% change in the North American industry box office assumptions used for setting the annual operating budget and upwards or downwards by $2 million for every 1% change in associated Latin America industry attendance assumptions used for setting the annual operating budgets. Results between the percentages are interpolated.

The worldwide Adjusted EBITDA targets for 2022 were as follows:

2022 STIP Payouts

The 2022 North American industry box office was down 12% from the $8.5 billion North American industry box office used for the approved annual operating budget, and associated industry attendance in relevant Latin America territories was down 15% from the associated Latin American industry attendance assumed for the approved annual operating budget. As a result, the STIP Adjusted EBITDA target was adjusted downward to $211 million. In February 2023, the Compensation Committee certified the STIP Adjusted EBITDA calculation for the STIP and approved the STIP amounts to be paid for the 2022 performance period. The Company attained world-wide Adjusted EBITDA of $336 million (calculated as set forth on Appendix A) for the year ended December 31, 2022. As a result, the Compensation Committee determined that, after giving effect to the adjustments discussed above, the performance attained was 159% of the STIP Adjusted EBITDA target, as adjusted for industry results, equating to a payment of 150% of the individual target for each of the NEOs. Melissa Thomas, Michael Cavalier and Wanda Gierhart also received an ABO adjustment of 7.5% following a review of each of their individual performances, and Valmir Fernandes received an ABO adjustment of 15% following a review of his performance and based upon the out performance of our international operations during 2022.

The 2022 STIP payments for our NEOs are illustrated in the table below.

Name	Target ($)	Target Payment (% of Base Salary)	% Attainment (Maximum)	ABO Modifier	Actual STIP Payout ($)
Sean Gamble	948,750	115%	150%	–	1,423,125
Melissa Thomas	517,500	90%	150%	7.5%	815,063
Michael Cavalier	526,500	90%	150%	7.5%	829,238
Valmir Fernandes	508,500	90%	150%	15.0%	839,025
Wanda Gierhart	341,250	65%	150%	7.5%	537,469

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Annual Equity Incentive Awards

Introduction

Long-term equity compensation is a key element of our executive compensation program. It is used to (i) attract, motivate, reward and retain key talent and (ii) align our executive’s interest with stockholders’ interests to maximize long-term stockholder value. Equity compensation also reinforces an ownership mentality among our executives.

Annual equity awards are made to our named executive officers in amounts that take into consideration Company and individual performance, level of responsibility, an individual’s ability to influence our long-term growth, performance and strategy, among other factors. In 2022, the Compensation Committee used two forms of equity compensation.

Restricted Stock – designed to reward executives for increases in stockholder value (through our stock price) as well as maintain the continuity of our leadership.	These awards have a three-year ratable vesting schedule from the grant date, which enhances the retentive and motivational value of the awards and balances the value delivered over time.
Annual Performance share unit awards – designed to drive results based upon achievement of certain pre-established performance metrics relating to performance period determined by the Compensation Committee.	These awards generally vest 100% on the third anniversary of the grant date, provided the applicable performance goals were achieved for the fiscal year in which the award was granted.

Our equity awards are subject to forfeiture if the recipient fails to remain employed through the vesting period. Holders of unvested restricted stock are entitled to vote the underlying shares and receive dividends. Holders of unvested performance share units have dividend rights that accrue and are delivered on the vesting date to the extent the holder remains employed by the Company. Special grants of equity awards may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes.

2022 Annual Equity Incentive Awards

The Compensation Committee determined the annual equity grant for each of our NEOs at its regularly scheduled February 2022 meeting. For the NEOs, the equity grant was split with approximately 40% of the total grant value consisting of restricted stock awards (“RSA”) and the remaining 60% awarded in performance share unit awards (“PSU”). Due to the difficulty of making long-term box office assumptions and continued uncertainty surrounding the recovery from the COVID-19 pandemic, the Compensation Committee determined that a one-year performance period was appropriate for the 2022 performance share unit awards. The targets for the performance share units were established by the Compensation Committee at the time of grant and related to the Company’s total revenue and cash flow for 2022 as both are relevant for achieving the Company’s strategic goals of continuing to re-ignite movie-going and rebuilding the Company’s balance sheet.

2022 Performance Goals	Weight	Threshold	Target	Maximum
Revenue (millions)	50%	$2,478	$2,608	$2,686
Cash Flow (millions) (1)	50%	$22	$95	$136
Payout Opportunity (as % of Target)		50%	100%	175%
(1)	Cash flow is defined as Adjusted EBITDA minus capital expenditures minus interest expense

The targets for the performance share unit awards were established at the time of grant and relate to the Company’s 2022 revenue and cash flow, each with equal weighting. Furthermore, performance share units may be earned only if the Company’s revenue and cash flow is greater than the threshold amount established for each. Similar to the STIP, industry box office performance meaningfully impacts revenues and cash flows. Accordingly, the industry box office adjuster are used to adjust the STIP Adjusted EBITDA target is used to adjust the revenue and cash flow targets for performance share units.

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Each of the named executive officers received an annual equity grant at their target levels. The table below shows the grant date value of the restricted stock awards and performance share units.

Name	Target Equity % of Base	Target RSA ($)[1]	Target PSU ($)[1]	Total Award ($)

Sean Gamble	448	1,449,749	2,178,686	3,628,435

Melissa Thomas	175	395,138	592,711	987,849

Michael Cavalier	175	402,014	603,015	1,005,030

Valmir Fernandes	150	332,800	499,205	832,005

Wanda Gierhart	150	456,493	463,859	920,352

1 The grant date fair values were calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures).

2022 Performance Share Goals

The actual number of performance share units earned by the NEOs is determined by the following formula:

Target Performance Share Units	X	% Attainment	=	Actual # of 2022 Performance Share Units Earned

2022 Performance Share Units Earned

The 2022 North American industry box office was down 12% from the $8.5 billion domestic box office used for the approved annual operating budget, while associated Latin American industry attendance was down 15% from the associated Latin American industry attendance used for the approved annual operating budget. As a result, the revenue target was adjusted downward to $2.286 billion and the cash flow target was adjusted downward to $(58) million. For 2022, the Compensation Committee reviewed the Company’s financial results and certified that the Company’s revenue was 107% of the revenue target as adjusted for industry results and cash flow was 161% of the cash flow target as adjusted for industry results, each of which exceeded the maximum performance goals. Consequently, the named executive officers earned 175% of the target performance share amounts. The performance share units will vest on the third anniversary of the grant date.

Name	Target Shares (#)	Grant Date Value Target ($)(1)	Performance Criteria Payout %	Actual Shares Earned (#)

Sean Gamble	130,852	2,178,686	175%	228,991

Melissa Thomas	35,598	592,711	175%	62,297

Michael Cavalier	36,217	603,015	175%	63,380

Valmir Fernandes	29,982	499,205	175%	52,469

Wanda Gierhart	27,859	463,859	175%	48,754

1 The grant date fair values were calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures).

Changes to 2023 Compensation

●	CEO base salary increased by 9% to better align with market median CEO base salaries, and our other NEOs base salary increased by an average of 3.11%

●

Performance goals for our STIP will continue to use Adjusted EBITDA as a performance metric and will continue to be indexed to the North American industry box office and associated Latin American industry attendance assumptions used for the approved annual operating budget

●	Performance based long-term equity awards will have a three-year performance period and vest on the third anniversary of date of grant

●

Performance goals for the performance based long-term equity awards will be weighted 50%/50% on three-year cumulative Adjusted EBITDA targets and three-year cumulative cash flow targets. The performance goals will also be indexed to the North American industry box office and associated Latin America industry attendance assumptions used for the approved three-year forecast

Compensation-Setting Process

We utilize a combination of objective data along with the Company’s business needs in our compensation decision-making process, and we strive to ensure that our programs are complementary, balance risk, and support both the short- and long-term objectives of the Company.

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Roles and Responsibilities

Compensation Committee Comprised entirely of “Non- Employee Directors” for purposes of Rule 16b-3 under the Exchange Act

In the compensation decision making-process for our President & Chief Executive Officer and the other NEOs

⬛ Reviews benchmark data, the Company’s historical performance against performance targets for incentive compensation awards, the Company’s overall financial performance and our President & Chief Executive Officer’s overall performance.

⬛ Approves the compensation levels and performance targets under our STIP and our long-term annual equity incentive awards (“LTIP”) for our President & Chief Executive Officer and also determines whether and to what extent pre-established performance targets have been met.

⬛ Approves all components of our President and Chief Executive Officer’s compensation, including base salary, STIP and any LTIP.

In the compensation-decision making process for our other NEOs

⬛ Responsible for approving all components of executive compensation as well as for approving performance targets for our STIP and any LTIP targets, and determining whether and to what extent any pre-established performance targets have been met.

⬛ Reviews and approves all new and revised executive compensation programs.

Human Resources Officer

In the compensation-decision making process for our President & Chief Executive Officer

⬛ Works with management’s compensation consultant to develop and review benchmark information.

In the compensation-decision making process for our NEOs

⬛ Works with President & Chief Executive Officer to develop recommendations for all components of the officers’ compensation, including recommending compensation levels and performance targets under our STIP and any LTIP.

Chief Executive Officer

In the compensation-decision making process for our other NEOs

⬛ Works with our Human Resources Officer to develop recommendations for all components of an officers’ compensation, including recommending compensation levels and performance targets under our STIP, annual equity awards, and any LTIP.

⬛ Reviews the recommendations with the Compensation Committee.

Independent Compensation Consultant

⬛ Provides market data, benchmark research, survey information, peer group selection recommendations, and other research relating to executive compensation.

⬛ Works with our human resources team, including our Human Resources Officer and the Compensation Committee.

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Competitive Market Positioning

For 2022, the Compensation Committee retained Pearl Meyer as its independent compensation consultant. All research for executive compensation conducted by Pearl Meyer is provided to the Compensation Committee.

In 2022, the aggregate fees paid to Pearl Meyer for its services in assisting with the determination and recommendation as to the form and amount of director and executive compensation were $239,219. The Compensation Committee evaluated the independence of Pearl Meyer under applicable NYSE rules, including the services provided and the associated fees paid, and has concluded that Pearl Meyer was independent and that its engagement did not present any conflicts of interest.

The Compensation Committee conducted a review of the direct compensation components paid to our NEOs against a specific benchmark peer group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark group consisting of 12 companies (referred to as the “Peer Group”), was selected based on the following attributes:

∎	Companies within a specified range of the Company’s revenues and market capitalization.

∎	Companies within media and entertainment, leisure facilities and restaurant industries.

∎	Companies with which we may compete for executive talent.

The Peer Group is reviewed, updated, and approved annually by the Compensation Committee and may change periodically.

The 2022 Peer Group was comprised of the following companies:

AMC Entertainment Holdings, Inc.	Lions Gate Entertainment Corp.	Bloomin’ Brands, Inc.

Dave & Buster’s Entertainment, Inc.	Live Nation Entertainment, Inc.	IMAX Corporation

Brinker International, Inc.	The Madison Square Garden Company	Six Flags Entertainment Corporation

Cineplex, Inc.	Cineworld Group, LLC	Cedar Fair, L.P.

The Compensation Committee also uses survey compensation data provided by Pearl Meyer. Utilizing the peer data and the survey data, the Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay and long-term compensation, as well as target total direct compensation for the Company’s NEOs. Compensation Committee decisions are qualitative and a result of the Compensation Committee’s business judgment, which is informed by the market data provided by Pearl Meyer. The Compensation Committee believes that the compensation opportunities provided to our Named Executive Officers are appropriate. The Compensation committee continues to monitor current trends and will modify its programs as it determines appropriate.

Additional Compensation Practices

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.

The stock ownership guidelines for named executive officers and directors is shown below as multiples of base salary and annual cash retainer, respectively:

Role	Stock Ownership Requirement

Executive Chairman and Chief Executive Officer	5 x

Executive Vice Presidents	2 x

Board of Directors	5 x

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All shares of common stock beneficially owned by the executive officer or director, including time-based restricted stock are counted towards the ownership requirement. Executive officers and directors have five (5) years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year.

As of the record date for the 2023 Annual Meeting, all named executive officers and all directors were in compliance with the stock ownership requirement.

Compensation Risk Assessment

The Compensation Committee monitors our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that have the potential to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. As part of these considerations and consistent with our compensation philosophy, our compensation program, particularly our annual and long-term incentive compensation plans, are designed to provide incentives for the executives to achieve performance objectives without encouraging excessive risk-taking.

Highlights of the Company’s compensation program, which mitigate risks associated with compensation are:

∎	appropriate mix of “short- vs. long-term” pay and “fixed” vs. “variable” pay to reward overall performance;
∎	company performance measured against objective financial metrics during non-COVID-19 years;
∎	portion of individual cash bonus payout tied to the individual’s ABO ratings, which measures the performance of the individual’s goals set against the Company’s strategic objectives for the year;
∎	employees’ commitment to our culture of accountability reinforced through a comprehensive performance management and compensation system;
∎	capped payout levels for incentive compensation;
∎	stock ownership requirements for directors, NEOs and executive vice-presidents;
∎	vest of a portion of long-term equity incentive awards linked to performance over a period of time (with overlapping performance periods during non-COVID-19 years);
∎	validation of pay-for-performance on an annual basis by stockholders; and
∎	unconditionally prohibits covered employees from hedging transactions, pledging of Company securities and holding Company securities in margin accounts.

The Company will adopt a written claw-back policy that complies with the NYSE listing requirements once the listing requirements are issued by the NYSE and approved by the SEC. The claw-back policy will require the Company to recover the amount of erroneously awarded performance-based compensation if the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirements under applicable securities laws.

Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company or put the Company at risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s 2022 Annual Report on Form 10-K, and the Board has approved the recommendation.

Respectfully submitted,

Nina Vaca (Chair)

Benjamin Chereskin

Carlos Sepulveda

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	1,041,907	N/A	6,120,016

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,041,907		6,120,016

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SUMMARY COMPENSATION TABLE FOR 2022

The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Sean Gamble(6) President and Chief Operating Officer; former Executive Vice President-Chief Financial Officer	2022	825,000	—	3,628,435	1,423,125	78,090	5,954,650
	2021	687,857	—	1,507,181	963,000	24,522	3,182,560
	2020	521,435	—	1,855,609	—	116,007	2,493,051
Melissa Thomas Executive Vice President – Chief Financial Officer	2022	575,000	—	987,849	815,063	19,868	2,397,780
	2021	95,833	500,000	3,546,616	—	—	4,142,450

Michael Cavalier Executive Vice President – General Counsel & Business Affairs, Secretary	2022	583,334	—	1,005,030	829,238	73,303	2,490,905
	2021	563,578	—	952,966	672,067	29,086	2,217,697
	2020	440,923	—	1,348,698	—	107,592	1,897,214
Valmir Fernandes President – Cinemark International	2022	563,336	—	832,005	839,025	68,350	2,302,716
	2021	555,012	—	736,396	661,852	31,775	1,985,034
	2020	441,633	—	1,208,132	—	114,810	1,764,575
Wanda Gierhart(7) Chief Marketing & Content Officer	2022	520,833	—	920,352	537,469	47,546	2,026,201

(1)

The reported amounts for 2020 are the actual amounts earned during 2020 reflecting the reductions in base salary from April through August 2020. See Executive Compensation Components-Base Salary for discussions on how base salary is determined. Ms. Thomas was employed as of November 8, 2021. The amount shown reflects the pro-rata amount paid during 2021 based upon an annual salary of $575,000.

(2)	Ms. Thomas was entitled to a $500,000 sign-on bonus paid in February 2022.
(3)

The reported numbers reflect the aggregate grant date fair market values of the annual restricted stock awards and performance share units at target granted in February of each year, the retention equity grant awarded in August 2020, the bonus equity grant awarded in December 2020, the merit increase grants on March 10, 2021 and the special grants to Messrs. Gamble and Cavalier on July 28, 2021 as part of the reorganization of the executive leadership team announced in connection with Mark Zoradi’s retirement. Ms. Thomas was granted 163,816 shares of restricted stock as part of her Employment Agreement which will vest over 4 years. For more information on the vesting of Ms. Thomas’s grant refer to the Company’s current report on Form 8-K filed with the SEC on October 13, 2021.

The values set forth in this column represent the aggregate grant date fair value of time-based restricted stock and performance-based performance stock units computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The grant date fair values of the performance stock units are based on target achievement as the most probable outcome, computed in accordance with FASB ASC Topic 718. See Note 18 to the Company’s 2022 Annual Report on Form 10-K for a discussion of the assumptions used in determining the grant date fair values of long-term equity incentive awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

As required by the rules of the SEC, the table below provides the grant date fair values of the performance share units at the maximum level of payment. However, as certified by the Compensation Committee, 100% and 175% of the target opportunity of the performance share units awarded in 2020 and 2022 respectively shall vest. No performance share units were issued in 2021.

Name	2020 ($)	2022 ($)
Sean Gamble	1,286,856	3,812,700
Melissa Thomas	N/A	1,037,245
Michael Cavalier	885,420	1,055,277
Valmir Fernandes	737,796	873,609
Wanda Gierhart	N/A	811,754

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(4)

The reported amounts are the cash bonuses earned for the respective fiscal years. The cash bonuses earned for a fiscal year are paid in the first quarter of the following year subject to the attainment of performance targets set by the Compensation Committee at the beginning of the covered fiscal year. The cash bonus payouts for 2020 were paid as a discretionary bonus equal to 75% of target using restricted stock with a one-year vesting period. See footnote 2 of this table. The cash bonuses for 2021 were paid on March 2, 2022. The cash bonuses for 2022 were paid on March 1, 2023. See Executive Compensation Components–Cash Bonus for a discussion of how cash bonus is set.

(5)	The compensation reported in this column include the following:

Name	Fiscal Year	Annual Matching Contributions to 401(K) Savings Plan and HSA ($)	Life, Group and Disability Insurance Premiums Paid by Company ($)	Dividends Paid on Restricted Stock and Vested RSU(i) ($)
Sean Gamble	2022	19,550	7,699	50,841
	2021	18,025	6,497	—
	2020	17,100	5,675	93,231
Melissa Thomas	2022	12,794	7,074	—
	2021	—	—	—
Michael Cavalier	2022	19,550	15,620	38,133
	2021	18,650	13,215	—
	2020	17,100	7,611	82,881
Valmir Fernandes	2022	18,300	18,274	31,776
	2021	17,400	10,436	—
	2020	17,100	15,374	82,336
Wanda Gierhart	2022	19,550	11,856	16,140

(i)

Dividends paid on all outstanding restricted stock, and dividends paid on performance stock units at the time of vest of the underlying Common Stock. The performance stock units granted in 2018 vested in February 2022.

(6)	Effective January 1, 2022, Mr. Gamble was promoted to President and Chief Executive Officer and received a salary increase as a result.
(7)	Ms. Gierhart became a named executive officer as a result of Lee Roy Mitchell’s resignation as Executive Chairman in May 2022.

For a narrative description of the amounts reported in the Summary Compensation Table for 2022, see Principal Elements of Our 2022 Executive Compensation on page 28 for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable, material terms of the long-term equity incentive awards, Grants of Plan-Based Awards 2022 table on page 43 for details of the equity granted in 2022 and Discussion of the Terms of the Employment Agreements on page 46 for compensation pursuant to the terms of the respective employment agreements.

38

Pay Versus Perform
anc
e Table

Pay Versus Performance Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

					Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for CEO ($) (1)	CAP to CEO ($) (2)	Average SCT Total for Non- CEO NEOs ($) (3)	Average CAP to Non-CEO NEOs ($) (4)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)	Net Income ($)	Adjusted EBITDA (in millions) ($) (6)

2022	5,954,650	2,548,269	2,304,413	1,055,193	27.11	124.11	(271,000,000)	336.5

2021	7,755,000	6,764,007	2,767,255	2,165,556	50.46	152.43	(422,800,000)	79.9

2020	7,011,592	1,133,908	1,890,430	689,145	54.50	118.35	(616,800,000)	(276.9)

(1)	For 2022, our CEO was Sean Gamble. For 2021 and 2020, our CEO was Mark Zoradi.

(2)
For 2022, the compensation actually paid (“
CAP
”) to the CEO reduces the amounts shown in the Summary Compensation Table (“
SCT
”) by (x) deducting (i) the net decrease in the grant date fair value of equity awards issued to Sean Gamble in 2022 and the fair value of such equity awards as of December 30, 2022 and (ii) the net decrease in the fair value of prior years unvested equity awards outstanding as of 12/31/2022 using the fair value as of 12/31/2021 as compared to the fair value as of 12/31/2022 and (y) adding the net increase of the fair value of prior year equity awards that vested in 2022 using the fair value on the vesting date compared to the fair value of such equity awards at 12/31/2021. For performance share units awarded in 2022, the grant date fair value uses maximum as that amount has been certified by the Compensation Committee and remains subject to time-based vesting.

For 2021, the CAP to the CEO reduces the amount shown in the Summary Compensation Table by deducting (i) the decrease in the grant date fair value as for equity awards granted to Mark Zoradi in 2021 which vested in 2021 compared to the fair value of such equity awards on the vest date and (ii) the net decrease in the fair value of prior year equity awards issued to Mark Zoradi that vested in 2021 using the fair value of such equity awards on the vesting date compared to the fair value as of 12/31/2020. All of the outstanding unvested equity awards for Mark Zoradi vested at the end of the term of his agreement in December 2021.
For 2020, the CAP to the CEO reduces the amount shown in the Summary Compensation Table by deducting (i) the net decrease in the grant date fair value of equity awards granted to Mark Zoradi in 2020 and the fair value of such awards as of 12/31/ 2020 (ii) the net decrease in the fair value of prior years unvested equity awards issued to Mark Zoradi outstanding as of 12/31/2019 using the fair value as of 12/31/2019 as compared to the fair value as of 12/31/2020 and (iii) the net decrease in the fair value of prior year equity awards issued to Mark Zoradi that vested in 2020 using the fair value on the vesting date as compared to the fair value as of 12/31/2019. The number of outstanding equity awards at 12/31/2019 includes performance share unit awards that have been certified by the Compensation Committee. For performance share unit awards for which the performance period has not lapsed, the amount included assumed achievement of threshold performance over the performance period as required by the rules of the SEC.

(3)
For 2022, our
Non-CEO
NEOs included Melissa Thomas, Executive Vice President – Chief Financial Officer; Michael Cavalier, Executive Vice President – General Counsel; Valmir Fernandes, President – Cinemark International; and Wanda Gierhart, Chief Marketing and Content Officer. For 2021 and 2020 our
Non-CEO
NEOs included Lee Roy Mitchell, Executive Chairman of the Board; Sean Gamble, Executive Vice President – Chief Financial Officer and Chief Operating Officer; Michael Cavalier, Executive Vice President – General Counsel; and Valmir Fernandes, President – Cinemark International.

(4)
For 2022, the CAP to
Non-CEO
NEOs reduces the amounts shown in the average Summary Compensation Table by (x) deducting (i) the decrease in the grant date fair value of equity awards issued in 2022 and the fair value of such equity

39

awards as of 12/31/2022 and (ii) the net decrease in the fair value of prior years unvested equity awards outstanding as of 12/31/2022 using the fair value as of 12/31/2021 as compared to the fair value as of 12/30/2022 and (y) adding the net increase of the fair value of prior years equity awards that vested in 2022 using the fair value on the vesting date compared to the fair value of such equity awards at 12/31/2021. For performance share units awarded in 2022, the grant date fair value uses maximum achievement as that amount has been certified by the Compensation Committee and remains subject to time-based
vesting.
For 2021, the CAP to
Non-CEO
NEOs reduces the amount shown in the average Summary Compensation Table by deducting (i) the net decrease of the grant date fair value of equity awards issued in 2021 as compared to the fair value of such equity awards as of 12/31/2021, (ii) the net decrease in the fair value of prior years unvested equity awards outstanding as of 12/31/2020 as compared to the fair value of such equity awards and of 12/31/2021 and (iii) the net decrease of the fair value of prior years equity awards that vested in 2021 using the fair value on the vesting date compared to the fair value of such equity awards as of 12/31/2020.
For 2020, the CAP to
Non-CEO
NEOs reduces the amounts shown in the average Summary Compensation Table by deducting (i) the net decrease of the grant date fair value of equity awards issued in 2020 as compared to the fair value of such equity awards as of 12/31/2020, (ii) the net decrease in the fair value of prior years unvested equity awards outstanding as of 12/31/2019 as compared to the fair value of such equity awards as of 12/31/2020 and (iii) the net decrease of the fair value of prior year equity awards that vested in 2020 using the fair value of the equity awards on the vesting date compared to the fair value of such awards as of 12/31/2019. The number of equity awards outstanding as of 12/31/2019 includes performance share unit awards that have been certified by the Compensation Committee. For performance share unit awards for which the performance period has not lapsed, the amounts include assumed achievement of threshold performance over the performance period as required by the rules of the SEC.

(5)
For the fiscal years ended 2020, 2021 and 2022 the peer group TSR includes the S&P 500 Index, AMC Entertainment Holdings, Inc. and IMAX Corporation, the two other publicly held companies in our industry with whom we compete for investor capital. The amounts shown set forth the total shareholder return assuming reinvestment of dividends during the
5-year
period ended 12/31/22, 12/31/21 and 12/31/20, respectively, weighted based upon the S&P Index and AMC and IMAX’s stock market capitalization at the beginning of each period for which a return is indicated.

(6)
Adjusted EBITDA is a non-GAAP measure used by management and our board of directors to assess our financial performance and enterprise value. Adjusted EBITDA is considered a key performance in our industry. Annex A sets forth our reconciliation of Adjusted EBITDA (in millions).

Three Most Important Measures for Determining NEO Pay
Measure 1 – Adjusted EBITDA
Measure 2 – Revenues
Measure 3 – Cash Flow

40

41

CEO PAY RATIO FOR 2022

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median-compensated employee and the annual total compensation of our CEO.

As a leader and one of the most geographically diverse operators in the motion picture exhibition industry, we operated 518 theaters and 5,847 screens in the U.S. and Latin America as of December 31, 2022, and our employee population consisted of approximately 70% part-time employees, many of whom were compensated on an hourly basis. Our median employee was a theater team member, paid hourly and employed on a part-time basis.

For the year ended December 31, 2022:

∎

The annual total compensation of our median-compensated employee, was $10,152 and the annual total compensation of Sean Gamble our President and CEO during 2022, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $5,954,650.

∎	Based on this information, the ratio of the total compensation of Mr. Gamble, to the annual total compensation of our median-compensated employee was 587 to 1.

To identify our median employee, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

∎	As permitted by Instruction 2 to Item 402(u) of Regulation S-K, we determined our median employee based on our employee population as of October 1, 2022 (the “Determination Date”).
∎

Under the de minimis exception of the pay ratio rule, we excluded the employee populations of certain jurisdictions comprising approximately 5% or less of our total employees. The jurisdictions and approximate number of employees excluded were Bolivia (109), Costa Rica (214), Curacao (30), Guatemala (61), Nicaragua (32), and Peru (647). As of October 1, 2022, we had 19,569 employees, comprised of 13,088 U.S. employees and 6,481 non-U.S. employees.

∎

To identify the median employee from our employee population, we used total compensation including wages, bonuses and benefits reflected in our payroll records, which we believe is a reasonable method of identifying the median employee. The substantial majority of our employees do not participate in a long-term incentive program, therefore we believe that excluding that program from consideration does not meaningfully impact the identification of the median employee.

∎

In making these determinations, we annualized the compensation for employees who were on our payroll as of the Determination Date but were salaried new hires and salaried employees who were on a leave of absence by taking an employee’s compensation for the number of bi-weekly pay periods for which they were actively employed and annualizing such amount for the full year of 26 pay periods. Except for the annualization as described, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable rules. The rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

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GRANTS OF PLAN-BASED AWARDS IN 2022

The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs in 2022.

Name	Grant Date(1)	Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant date FV of Stock Awards ($)(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Sean Gamble	2/23/22	2/16/22	474,375	948,750	1,423,125	65,426	130,852	228,991		3,812,700
	2/23/22	2/16/22							87,072	1,449,749
Melissa Thomas	2/23/22	2/16/22	258,750	517,500	776,250	17,799	35,598	62,297		1,037,245
	2/23/22	2/14/22							23,732	395,138
Michael Cavalier	2/23/22	2/16/22	263,250	526,500	789,750	18,108	36,217	63,380		1,055,277
	2/23/22	2/16/22							24,145	402,014
Valmir Fernandes	2/23/22	2/16/22	254,250	508,500	762,750	14,991	29,982	52,469		873,609
	2/23/22	2/16/22							19,988	332,800
Wanda Gierhart	2/23/22	2/16/22	170,625	341,250	511,875	13,929	27,859	48,754		811,754
	2/23/22	2/16/22							18,573	309,240
	2/23/22	2/16/22							8,844	147,253

(1)	The grant date of the long-term incentive awards
(2)	The dates the Compensation Committee approved the bonus targets and grants of the long-term incentive awards
(3)	The reported numbers were the estimated future payouts calculated when the Compensation Committee set the target cash bonus percentages in February.

See “Executive Compensation Components–Short-Term Performance-Based Incentive Awards” on page 29 for a description of the STIP process and the target STIP opportunities of each NEO for 2022

(4)

On February 23, 2022, as part of the annual grant cycle, the Compensation Committee awarded Messrs. Gamble, Cavalier and Fernandes and Mses. Thomas and Gierhart an aggregate maximum of 455,891 hypothetical shares of Common Stock as performance share units. See “Annual Equity Incentive Awards” on page 31 for a discussion of the performance share units. Holders of performance share units receive dividends that are attributable to the underlying Common Stock to the extent such dividend is declared by our Board and the Common Stock is issued at the time of vest. The accumulated dividend is paid at the same rate the dividend is paid to other stockholders. Our Board has currently suspended the payment of dividends.

(5)

On February 23, 2022, as part of the annual grant cycle, the Compensation Committee awarded Messrs. Gamble, Cavalier and Fernandes and Mses. Thomas and Gierhart an aggregate of 182,354 shares of restricted stock, of which 8,844 shares of restricted stock was a special grant to Wanda Gierhart, which will vest on the second anniversary of the date of grant. See “Annual Equity Incentive Awards” on page 31 for a discussion of the terms of the restricted stock awards. Holders of restricted stock receive non-forfeitable dividends to the extent declared by our Board, at the same rate paid to other stockholders of the Company. Our Board has currently suspended the payment of dividends.

(6)

For purposes of this table the aggregate grant date fair values of performance share units were determined based upon the maximum level of payment as the Compensation Committee has certified the performance share unit awards at maximum in February 2023 but remain subject to time-based vesting requirements. The amounts shown exclude the impact of estimated forfeitures. See Note 18 to the Company’s 2022 Annual Report on Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share awards, including forfeiture assumptions, and the period over which the Company will recognize compensation expense for such awards.

For a narrative description of the amounts reported in the Grants of Plan-Based Awards in 2022, see “Principal Elements of our 2022 Executive Compensation” beginning on page 27 for a discussion of the various elements of

43

compensation, including general description of the formula or criteria to be applied in determining the amounts payable and material terms of the long-term equity incentive awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

The following table lists the restricted stock and performance stock units outstanding for each NEO as of December 31, 2022. There were no stock options outstanding for any NEO as of December 31, 2022.

			Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($) (8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Sean Gamble	6,426	(1)	55,649
	3,643	(2)	31,548
	56,544	(3)	489,671
	15,806	(4)	136,880
	87,072	(6)	754,043
	17,588	(9)	152,312
	22,893	(10)	198,253
	228,991	(11)	1,983,062

Melissa Thomas	45,500	(5)	394,030
	72,817	(5)	630,595
	23,732	(6)	205,519
	62,297	(11)	539,492

Michael Cavalier	4,824	(1)	41,776
	2,626	(2)	22,741
	39,624	(3)	343,144
	4,500	(4)	38,970
	24,145	(6)	209,096
	13,025	(9)	112,797
	15,752	(10)	136,412
	63,380	(11)	548,871

Valmir Fernandes	4,074	(1)	35,281
	2,188	(2)	18,948
	33,020	(3)	285,953
	19,988	(6)	173,096
	10,854	(9)	93,996
	13,125	(10)	113,663
	52,469	(11)	454,382

Wanda Gierhart	2,814	(1)	24,369
	2,129	(2)	18,437
	25,126	(3)	217,592
	2,848	(4)	24,664
	18,573	(6)	160,842
	8,844	(7)	76,589
	5,628	(9)	48,738
	8,513	(10)	73,723
	48,754	(11)	422,210

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(1)	The number of shares of restricted stock granted on February 19, 2019 that remained outstanding as of December 31, 2022. These shares vest on the fourth anniversary of the grant date.
(2)	The number of shares of restricted stock granted on February 19, 2020 that remain outstanding as of December 31, 2022. These shares vest on the fourth anniversary of the grant date.
(3)

The number of shares of restricted stock granted on February 19, 2021 as part of the annual grant cycle. Twenty-five percent (25%) of these shares vest on the second anniversary of the grant date and seventy-five percent (75%) of these shares vest on the fourth anniversary of the grant date.

(4)

The number of shares of restricted stock granted on July 28, 2021 to Messrs. Gamble and Cavalier and Ms. Gierhart on July 28, 2021 as part of the executive realignment and salary increases as a result of increased roles. Twenty-five (25%) of these shares vest on the second anniversary of the grant date and seventy-five percent (75%) of these shares vest on the fourth anniversary of the grant date.

(5)

The number of shares of restricted stock awarded on November 8, 2021. The remaining shares shall vest on November 8, 2023, and the 72,817 shares granted shall vest 50% on November 8, 2024 and 50% on November 8, 2025.

(6)	The number of shares of restricted stock granted on February 23, 2022 as part of the annual grant cycle. These shares of restricted stock shall vest ratably over a three-year period.
(7)	The number of shares of restricted stock granted on February 23, 2022 to Ms. Gierhart as a special grant. These shares of restricted stock shall vest on the second anniversary of the date of grant.
(8)	The fair market value was calculated based on the closing price of Common Stock on December 30, 2022 of $8.66 per share.
(9)

The number of shares of Common Stock underlying the performance share units granted on February 19, 2019. In February 2021, as part of the discretion based decisions related to the impact of COVID-19, the Compensation Committee certified the performance of the 2019 performance stock units at target. The numbers reported in the chart above reflect the target amount. The performance stock units will remain subject to the additional two-year service requirement and vested on February 19, 2023.

(10)

The number of shares of Common Stock underlying the performance share units granted on February 19, 2020. In February 2021, as part of the discretion based decisions related to the impact of COVID-19, the Compensation Committee certified the performance of the 2020 performance share units at target. The numbers reported in the chart above reflect the target amount. The performance share units will remain subject to the additional two-year service requirement and will vest on February 19, 2024.

(11)

The number of shares of Common Stock underlying the performance share units granted on February 23, 2022. The reported numbers are based upon the achievement of the maximum performance over the one-year performance period. These performance share units remain subject to an additional two-year service requirement and will vest on February 23, 2025.

STOCK OPTION EXERCISES AND STOCK VESTED IN 2022

The following table provides information on the vesting of restricted stock and performance share units during 2022 for each of the NEOs. There were no outstanding stock options for any of the NEOs as of December 31, 2022.

Name	Number of Shares Acquired on Vesting # (1)	Value Realized on Vesting(2) ($)
Sean Gamble	42,921	754,852
Melissa Thomas	45,499	555,543
Michael Cavalier	33,189	582,931
Valmir Fernandes	29,523	517,493
Wanda Gierhart	18,876	331,151

(1)	The reported numbers include Common Stock from the following vest events:
(i)	Remaining fifty percent of the restricted stock granted to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart in 2018 that vested on February 19, 2022;
(ii)	Fifty percent of the restricted stock granted in 2020 to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart that vested on February 19, 2022;
(iii)	Shares of Common Stock underlying restricted stock units granted in 2018 to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart that vested February 19, 2022;
(iv)	Restricted stock granted in 2021 for merit increases to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart that vested on March 11, 2022;
(v)	Restricted stock granted in 2020 to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart that vested on August 20, 2022; and
(vi)	Fifty percent of one of the sign-on grants of restricted stock to Ms. Thomas that vested on November 8, 2022.

45

(2)	The aggregate dollar amount realized upon vesting was calculated based upon the closing price of our Common Stock on the following dates:
(i)	February 17, 2022 of $17.85;
(ii)	March 9, 2022 of $16.37;
(iii)	August 18, 2022 of $17.04; and
(iv)	November 7, 2022 of $12.21

DISCUSSION OF THE TERMS OF THE EMPLOYMENT AGREEMENTS

We have employment agreements with Sean Gamble, Melissa Thomas, Michael Cavalier and Valmir Fernandes. Consistent with our compensation philosophy, the Company entered into the employment agreements to align the compensation of certain executive officers more closely with market competitive compensation.

Below is a summary of the key provisions of the current employment agreements of our NEOs.

Term

The initial terms of the employment agreements of Messrs. Gamble, Fernandes and Cavalier and Ms. Thomas is three years. At the end of each year, the term is extended for an additional one-year period unless their employment is terminated.

Base salary

The base salaries are subject to review each year by our Compensation Committee for increase (but not decrease).

Cash Bonus

In addition to base salaries, the NEOs are eligible to receive a cash bonus upon the Company meeting certain performance targets set by the Compensation Committee for the year. Ms. Thomas’ target cash bonus shall not be less than 90% of her base salary.

Long-term Equity Incentive Awards

The NEOs are entitled to participate in and receive grants of long-term equity incentive awards. Ms. Thomas’ annual equity incentive awards must be at least 175% of her base salary.

Benefits

The NEOs qualify for our 401(k) matching program and are also entitled to certain additional benefits including life insurance and disability insurance.

Perquisites

The employment agreements of Messrs. Gamble, Fernandes and Cavalier and Ms. Thomas provide that, unless the executive’s employment is terminated by us for cause the executive will be entitled to office space and support services for a period of not more than three (3) months following the date of any termination.

Covenants

All of our NEO’s employment agreements contain various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein). All non-compete covenants have a term of one year after termination of the executive’s employment. However, if employment is terminated by the NEO for Good Reason (as defined in the employment agreements), the covenant of non-competition becomes null and void.

Severance Payments

The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination.

Termination for Good Reason or Without Cause

If Messrs. Gamble, Fernandes or Cavalier or Ms. Thomas is terminated by us without cause, the executive shall receive (i) base salary due through the date of the termination, (ii) a prorated bonus, if earned and (iii) previously-vested equity awards and employment benefits (the “Accrued Employment Entitlements”); two times the base

46

salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twenty-four (24) months, subject to the requirements of Section 409A of the Code; an amount equal to the cash bonus target in the year of termination, payable in a lump sum within thirty (30) days of termination for Mr. Gamble and Ms. Thomas; an amount equal to the most recent cash bonus received by the executive for the year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination, for Messrs. Fernandes and Cavalier; outstanding stock options will become fully vested and exercisable upon such termination; long-term equity incentive awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and long-term equity incentive awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. The executive and executive’s dependents will also be entitled to continue to participate in the Company’s health insurance programs for a period of twenty-four (24) months from the termination date.

If Messrs. Gamble, Fernandes or Cavalier or Ms. Thomas resigns for good reason (as defined in their respective employment agreement) the executive shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

Termination Due to Death or Disability

In the event an executive’s employment is terminated due to death or disability (as defined in the employment agreement), the executive or the executive’s estate will receive: the Accrued Employment Entitlements; a lump sum payment equal to twelve (12) months of executive’s base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of base salary paid by the Company to executive or representative following the date the executive was first unable to substantially perform duties under the employment agreement through the date of termination, any benefits payable to executive and/or the executive’s beneficiaries in accordance with the terms of any applicable benefit plan and the executive (in disability) and executive’s dependents will be entitled to continue to participate in the Company’s health insurance programs for twelve (12) months from the termination date. All outstanding long-term equity incentive awards shall vest in accordance with the terms of the incentive plan.

Termination for Cause or Voluntary Termination

In the event an executive’s employment is terminated by us for cause or under a voluntary termination (other than termination due to disability or good reason), the executive will receive accrued base salary through the date of termination and any previously vested rights under a stock option or similar award issued under an incentive compensation plan in accordance with the terms of such plan.

Termination Due to Change in Control

In the event an executive’s employment is terminated by us (other than for disability, death or cause) or by executive for good reason within one (1) year after a change in control (as defined in the employment agreement), the executive shall receive accrued compensation through the date of termination and the sum of two times executive’s base salary. Mr. Gamble and Ms. Thomas will also receive one and one half times the annual bonus target for the year in which the termination occurs and Messrs. Cavalier and Fernandes will receive one and one half times the most recent cash bonus received by executive for any year ended prior to the date of termination payable in a lump sum within 30 days of termination. Each executive and executive’s dependents shall be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of 30 months from the termination date. Any outstanding equity award granted to the executive shall become fully vested and/or exercisable as of the date of such termination and shall remain exercisable in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards were granted. If Mr. Gamble voluntarily terminates his employment after January 1, 2031 (i) any outstanding stock options granted to Mr. Gamble will be vested and/or exercisable for the period through the date of such termination of employment, and will remain exercisable, in accordance with the terms contained in the plan and the agreement pursuant to which such stock options were granted, (ii) any equity incentive award (other than stock options) with time-based vesting provisions granted to Mr. Gamble will be fully vested and (iii) any equity incentive awards with performance-based vesting provisions will remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and, if or to the extent the performance provisions are attained, such equity incentive awards will become fully vested (without regarding to any continued employment requirement).

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The headings – Potential Payments Upon Termination by us Without Cause or by Executive for Good Reason, Potential Payments Upon Termination due to Change in Control and Potential Payments Upon Death or Disability provide information on amounts payable had a termination for good reason, a change in control, death or disability occurred on December 31, 2022.

The following tables provide the amounts payable to the NEOs pursuant to their respective employment agreements upon severance without cause, for a good reason, for cause, death or disability and change in control, assuming such triggering event occurred on December 31, 2022.

Potential Payments upon Termination by us Without Cause or by Executive for Good Reason

Name	Salary ($) (1)	Bonus ($) (2)	Health Insurance ($)(3)	Life and Disability Insurance ($)(3)	Assistance ($)(4)	Value of Equity Awards ($)(5)	Total ($)
Sean Gamble	1,650,000	2,371,875	42,942	15,398	828	1,730,140	5,811,183
Melissa Thomas	1,150,000	1,332,563	9,332	14,148	828	697,201	3,204,072
Michael Cavalier	1,170,000	1,501,305	26,960	31,240	828	788,120	3,518,453
Valmir Fernandes	1,130,000	1,500,877	38,060	36,548	828	641,516	3,347,829
(1)

Based on the base salaries in effect as of December 31, 2022, the amounts reported are calculated as two times the base salary for Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas. Subject to Treasury Regulations as specified in the respective employment agreements, the amounts would have been payable according to the Company’s normal payroll practices for a period of 24 months to Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas.

(2)

For Mr. Gamble and Ms. Thomas, the amounts reported are calculated using the target cash bonus for 2022 plus the cash bonus each would have received for 2022. For Messrs. Cavalier and Fernandes the amounts reported are calculated using the cash bonus received in 2021 plus the cash bonus each would have received for 2022. The reported amounts would have been payable to Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas in a lump sum within 30 days of termination.

(3)

The amounts reported are calculated as follows: group health and dental insurance programs for a period of 12-24 months for Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas. Life and Disability insurance includes premiums for basic life insurance, long-term disability, individual disability income protection and short-term disability.

(4)

Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The amount reported is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.

(5)	The amounts reported have been determined based on the following provisions in the respective employment agreements.

Pursuant to the employment agreements of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas, any outstanding long-term equity incentive awards with time-based vesting provisions would have vested on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions would have remained outstanding through the remainder of the applicable performance period and, if or to the extent the performance provisions are attained, shall vest without regard to any continued employment requirement on a pro rata basis.

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The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such long-term equity incentive award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards. The total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas on December 31, 2022 are as follows:

Unvested Restricted Stock

Name	Number of Shares
Sean Gamble	94,176
Melissa Thomas	62,790
Michael Cavalier	44,204
Valmir Fernandes	35,176

Unvested Performance Stock Units outstanding including the 2019 and 2020 performance share units which were certified by the Compensation Committee at target, and in February 2023 performance share unit awards were certified at maximum.

Name	Number of Shares
Sean Gamble	105,609
Melissa Thomas	17,718
Michael Cavalier	46,803
Valmir Fernandes	38,902

The values of the equity awards have been calculated using the closing price of Common Stock on December 30, 2022 of $8.66 per share.

Potential Payments upon Termination for Cause

If a NEO terminates his employment voluntarily, or is terminated for cause, we are only required to pay any accrued unpaid base salary through the date of such termination.

Potential Payments upon Termination due to Change in Control

Name	Salary ($)(1)	Bonus ($)(2)	Health Insurance ($)(3)	Life and Disability Insurance ($)(3)	Assistance ($)(4)	Value of Equity Awards ($)(5)	Total ($)
Sean Gamble	1,650,000	2,846,250	53,678	19,248	828	3,801,420	8,371,424
Melissa Thomas	1,150,000	1,591,313	11,665	17,685	828	1,769,636	4,541,127
Michael Cavalier	1,170,000	1,837,339	33,700	39,050	828	1,453,806	4,534,723
Valmir Fernandes	1,130,000	1,831,803	47,575	45,685	828	1,175,318	4,231,209
(1)	The amounts reported are calculated as follows: two times the base salary in effect as of December 31, 2022 payable in a lump sum within 30 days of such termination.

(2)

The amounts reported for Mr. Gamble and Ms. Thomas is equal to the amount each would have received for 2022 and one and a half times the 2022 bonus budget. The amounts reported for Messrs. Cavalier and Fernandes are equal to the amount each would have received for 2022 and one and a half times the bonus for 2021. In each case the amounts would be payable in a lump sum within 30 days of such termination.

(3)

The amounts reported are calculated as follows: group health and dental insurance programs for a period of 30 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

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(4)

Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.

(5)

The amounts reported have been determined based on the following provision in the respective employment agreements: upon termination due to change in control, any outstanding equity award granted to the NEO shall be fully vested and all restrictions shall lapse.

Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas upon termination due to a change in control on December 31, 2022 are as follows:

Unvested Restricted Stock:

Name	Number of Shares
Sean Gamble	169,491
Melissa Thomas	142,049
Michael Cavalier	75,719
Valmir Fernandes	59,270

Unvested Performance Stock Units outstanding, including the 2019 and 2020 performance stock units that were certified by the Compensation Committee at target and the 2022 performance share units that were certified by the Compensation Committee at maximum in February 2023.

Name	Number of Shares
Sean Gamble	269,472
Melissa Thomas	62,297
Michael Cavalier	92,157
Valmir Fernandes	76,448

The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 30, 2022 of $8.66 per share.

Potential Payments upon Termination due to Death or Disability

Name	Salary($)(1)	Bonus ($)(2)	Health Insurance ($)(3)	Life and Disability Insurance ($)(3)	Assistance ($)(4)	Value of Equity Awards ($)(5)	Total ($)
Sean Gamble	825,000	1,423,125	21,471	7,699	828	1,730,140	4,008,263
Melissa Thomas	575,000	815,063	4,666	7,074	828	697,201	2,099,832
Michael Cavalier	585,000	829,238	13,480	15,620	828	788,120	2,232,286
Valmir Fernandes	565,000	839,025	19,030	18,274	828	641,516	2,083,673

(1)	The amounts reported are the base salary of each named executive officer in effect as of December 31, 2022, payable in a lump sum

(2)	The amounts reported are the cash bonus each NEO would receive for 2022 payable in a lump sum at the same time as the cash bonus payments are made to other similarly situated active executives.

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(3)

The amounts reported are calculated as follows: group health and dental insurance programs for a period of 12 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

(4)

Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.

(5)

The amounts reported have been determined based on the following provision in the respective employment agreements: any outstanding long-term equity incentive awards shall vest on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and, if or to the extent the performance provisions are attained, shall vest without regard to any continued employment requirement on a pro-rata basis. The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such equity award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards. The participant or the participant’s estate or representative shall be entitled to receive any previously vested long-term equity incentive awards. Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested upon death or disability of each of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas would have been as follows:

Unvested Restricted Stock:

Name	Number of Shares
Sean Gamble	94,176
Melissa Thomas	62,790
Michael Cavalier	44,204
Valmir Fernandes	35,176

Unvested Performance Stock Units outstanding including the 2019 and 2020 performance share units which were certified by the Compensation Committee at target and the 2022 performance share units which were certified at the maximum.

Name	Number of Shares
Sean Gamble	105,609
Melissa Thomas	17,718
Michael Cavalier	46,803
Valmir Fernandes	38,902

The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 30, 2022 of $8.66 per share.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership has been determined in accordance with the applicable rules and regulations, promulgated under the Exchange Act. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. To the extent indicated below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days of the Record Date and are included for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 121,583,236 shares of Common Stock outstanding as of the Record Date. As of the Record Date, there were 1,295 holders of record of our Common Stock.

	Beneficial Ownership

Names of Beneficial Owner	Number(1)	Percentage
5% Stockholders
BlackRock, Inc.(2)	18,965,723	15.6%
Wellington Management Group LLP(3)	13,145,003	10.8%
The Vanguard Group(4)	12,598,530	10.4%
Lee Roy Mitchell(5)	10,176,031	8.4%
Orbis Investment Management, Ltd.(6)	8,790,744	7.2%

Directors and NEOs
Sean Gamble(7)	689,538	*
Melissa Thomas(8)	264,504	*
Michael Cavalier(9)	345,498	*
Valmir Fernandes(10)	218,751	*
Wanda Gierhart (11)	192,003	*
Darcy Antonellis(12)	35,832	*
Benjamin Chereskin(13)	96,582	*
Nancy Loewe(12)	30,158	*
Kevin Mitchell	0	*
Steven Rosenberg(12)	75,552	*
Enrique Senior(12)	46,609	*
Carlos Sepulveda(12)	62,558	*
Raymond Syufy(12)	42,511	*
Nina Vaca(12)	37,555	*
Mark Zoradi(12)	513,970	*
Executive Officers & Directors as a Group (15 persons)(14)	2,176,481	1.8%

*Less than 1%.

(1)

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)

Based upon statements in Schedule 13G/A filed by BlackRock, Inc. on February 10, 2023, Black Rock, Inc. may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock

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(Netherlands) B.V., BlackRock Fund Advisors (beneficially owns 5% or greater of the reported shares), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The reporting entity has the sole power to vote or direct the vote of 18,614,563 shares and sole power to dispose or direct the disposition of 18,965,723 shares. The address of Black Rock Inc. is 55 East 52nd Street, New York, NY 10055.
(3)

Based upon statements in Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively the Wellington Entities) on February 14, 2023, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 11,130,572 shares and shared dispositive power with respect to 13,145,003 shares. Wellington Management Company LLP, as a parent holding company or control person, has shared voting power with respect to 11,040,170 shares and shared dispositive power with respect to 12,658,297 shares. The address of Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(4)

Based upon statements in Schedule 13G/A filed by The Vanguard Group on February 9, 2023, the Vanguard Group may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as an investment advisor. The Vanguard Group has (i) shared voting power over 163,296 shares (ii) shared dispositive power over 276,138 shares, and (iii) sole dispositive power over 12,598,530 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)

Includes 4,419,095 shares of Common Stock owned by The Mitchell Special Trust. Mr. Mitchell is the co-trustee of The Mitchell Special Trust. Mr. Mitchell expressly disclaims beneficial ownership of all shares held by The Mitchell Special Trust.

(6)

Based upon statements in Schedule 13G filed by Orbis Investment Management Ltd. (“OIML”) and Allan Gray Australia Pty Ltd. (“AGAPL”, collectively, the Orbis Entities) on February 14, 2023, the Orbis Entities may be deemed to beneficially own the reported shares of common stock and have filed Schedule 13G as non-U.S. institutions. The Orbis Entities have sole power to vote or direct the vote of 8,790,744 shares. OMIL’s address is Orbis House, 25 Front Street, Hamilton Bermuda HM11, and AGAPL’s address is Level 2, Challis House, 4 Martin Place, Sydney NSW2000, Australia..

(7)	Includes 308,481, shares of restricted stock and 251,884 certified performance-based shares.
(8)	Includes 170,098 shares of restricted stock and 62,297 certified performance-based shares.
(9)	Includes 91,525 shares of restricted stock and 79,132 certified performance-based shares.
(10)	Includes 72,195 shares of restricted stock and 65,594 shares of certified performance-based shares.
(11)	Includes 118,156 shares of restricted stock, 57,267shares of certified performance-based shares.
(12)	Includes 8,406 shares of restricted stock.
(13)

Includes 8,406 shares of restricted stock, 3,568 shares held by LEGATUM Partners, L.P., of which shares Mr. Chereskin is the beneficial owner and 9,736 shares held in a grantor trust of which Mr. Chereskin’s spouse is a trustee.

(14)	The numbers reported do not include 471,574 shares of Common Stock underlying performance awards granted to the NEOs in February 2023 at target.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. With respect to our most recent fiscal year, there were two delinquent Section 16(a) reports: (i) the Statement of Changes in Beneficial Ownership on Form 4 filed by Caren Bedard on April 22, 2022, which reported a transaction of withholding of shares for tax liability for restricted stock that vested on April 3, 2022, and (ii) the Statement of Changes in beneficial Ownership on Form 4 filed by Enrique Senior on December 19, 2022, which reported a transaction that took place on December 9, 2022.

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APPOINTMENT OF ACCOUNTING FIRM

Item 3:	Ratification of the Appointment of Deloitte & Touche, LLP as our Independent registered public accounting firm for 2023.

The Audit Committee has appointed, and the Board has ratified, the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2023. As a matter of good corporate governance, we are seeking stockholder ratification of the appointment of Deloitte & Touche. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may review its future selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

We paid the following fees (in thousands) to Deloitte & Touche and its affiliates for professional services rendered by them during 2022 and 2021, respectively:

Fees	2022 ($)	2021 ($)

Audit	1,834.8	2,160.3

Audit Related	—	—

Tax(1)	74.4	81.6

Other	3.3	3.3

Total	1,912.6	2,245.2

(1)	Fees primarily include transfer pricing studies and tax compliance services.

One or more representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte & Touche as the independent registered public accounting firm for 2023.

The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for 2023.

The Audit Committee approves all audit and permissible non-audit services above a de-minimis threshold (including the fees and terms of the services) performed for the Company by Deloitte & Touche prior to the time that those services are commenced. The Audit Committee may, when it deems appropriate, form and delegate this authority to a sub-committee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services. The decision of such sub-committee is presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all fees for 2022 noted in the table below.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for 2022. We have discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte & Touche as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte & Touche its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2022 Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Nancy Loewe (Chair)

Darcy Antonellis

Steven Rosenberg

Carlos Sepulveda

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ADVISORY VOTE ON EXECUTIVE COMPENSATION VOTE FREQUENCY

Item 4:	Advisory vote on the frequency of vote on our executive compensation program.

This item affords stockholders the opportunity to cast an advisory vote on how often we should include a vote in our proxy materials for approval of our compensation program for the NEOs.

This advisory vote is non-binding on the Board. Stockholders will be able to specify one of four choices for this item on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results.

Our Board unanimously recommends that an advisory vote on the compensation of the named executive officers be held every 1 year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy supplementing our Code of Business Conduct and Ethics relating to the review, approval and ratification of transactions between us and “related parties” as generally defined by applicable rules under the Securities Act of 1933, as amended. The policy covers any related party transaction regardless of the amount involved as required by the NYSE listing standards. Our Board has determined that the Audit Committee is best suited to review and approve related party transactions, although in certain circumstances the Board may determine that a particular related party transaction be reviewed and approved by a majority of disinterested directors. In reviewing and approving a related party transaction, the Audit Committee, after satisfying itself that it has received all material information regarding the related party transaction under review, shall approve based upon the determination whether the transaction is fair and in the best interest of the Company.

Management presents any proposed related party transaction at an Audit Committee meeting for review and approval. If management becomes aware of a proposed or existing related party transaction that has not been presented or pre-approved by the Audit Committee, management shall promptly notify the Chair of the Audit Committee who shall submit such related party transaction to the full Audit Committee for approval or ratification, if the Audit Committee determines that such transaction is fair to the Company. If management, in consultation with our CEO, CFO or General Counsel determines that it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has been delegated the authority to review, consider and approve any such transaction. In such event, the Chair of the Audit Committee shall report any related party transaction approved by the Chair of the Audit Committee at the next Audit Committee meeting. The Audit Committee may establish guidelines it determines as necessary and appropriate for management to follow in dealings with related parties and related party transactions. The procedures followed in considering a related party transaction are evidenced in the resolutions and minutes of the meetings of the Audit Committee or Board, as applicable.

The Company has the following related party transactions with Mr. Mitchell and Mr. Syufy.

Laredo Theatre

We manage one theater owned by Laredo Theatre, Ltd., (Laredo). We are the sole general partner and own 75% of the limited partnership interests of Laredo. Lone Star Theatres, Inc. (Lone Star) owns the remaining 25% of the limited partnership interests in Laredo and is 100% owned by Mr. David Roberts, Lee Roy Mitchell’s son-in-law. Under the agreement, management fees are paid by Laredo to us at a rate of 5% of annual theater revenues. We recorded approximately $0.6 million of management fee revenue from Laredo during 2022. As the sole general partner and the majority limited partner of Laredo, we control the affairs of the limited partnership and have the rights to dissolve the partnership, close or sell the theater. We also have a license agreement with Laredo permitting Laredo to use the “Cinemark” service mark, name and corresponding logos and insignias in Laredo, Texas.

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Copper Beech LLC

Effective September 2, 2009, Cinemark USA, Inc. (CUSA), a wholly-owned subsidiary of the Company, entered into an Aircraft Time Sharing Agreement (“Aircraft Agreement”) with Copper Beech Capital, LLC, a Texas limited liability company (“Operator”), for the use of an aircraft and flight crew on a time sharing basis. Lee Roy Mitchell, our founder and a member of the Board through February 15, 2023, and his wife, Tandy Mitchell, own the membership interests of the Operator. The private aircraft is used by Mr. Mitchell and other executives who accompany Mr. Mitchell to business meetings for the Company. The Aircraft Agreement specifies the maximum amount that the Operator can charge the Company under the applicable regulations of the Federal Aviation Administration for the use of the aircraft and flight crew. The Company pays the Operator the direct costs and expenses related to fuel, pilots, landing fees, storage fees, insurance obtained for the specific flight, flight planning, weather contract services and expenses such as in-flight food and beverage services and passenger ground transportation incurred during a trip. For 2022, the aggregate amounts paid to the Operator for the use of the aircraft was less than $0.1 million.

FE Concepts, LLC

The Company, through its wholly-owned indirect subsidiary CNMK Texas Properties, LLC, formed a joint venture, FE Concepts, LLC (“FE Concepts”), with AWSR Investments, LLC (“AWSR”), an entity owned by Lee Roy Mitchell and Tandy Mitchell. FE Concepts operates a family entertainment center that offers bowling, gaming, movies and other amenities. The Company and AWSR each invested approximately $20.0 million and each have a 50% voting interest in FE Concepts. The Company has a theater services agreement with FE Concepts under which the Company receives fees for providing film booking and equipment monitoring services for the facility. The Company recorded approximately $0.1 million of service fees during the year ended December 31, 2022.

Family Relationships

Walter Hebert III, brother-in-law of Mr. Mitchell, was the Executive Vice President – Purchasing of the Company through July 2021. Mr. Hebert served as a consultant to the Company under a Consultant Agreement until July 2022. Under the Consulting Agreement, Mr. Hebert received approximately $0.2 million during 2022.

Century Theatres

Our subsidiary, Century Theatres, currently leases 12 theaters from Syufy Enterprises or affiliates of Syufy Enterprises, Inc. Raymond Syufy, one of our directors, is an officer of the general partner of Syufy Enterprises, Inc. All of the leases except one have fixed minimum annual rent. The remaining lease has rent based upon a specified percentage of gross sales as defined in the lease with no minimum annual rent. For 2022, we paid approximately $22.3 million in rent for these leases. Since 2019, we began providing digital equipment support to drive-in theaters owned by Syufy Enterprises, Inc. We recorded $31,500 of fees related to these services during 2022.

Director Nomination Agreement

Under the Director Nomination Agreement dated on April 9, 2007, the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. Lee Roy Mitchell (Class III) resigned from the Board effective February 15, 2023 and nominated his son, Kevin Mitchell as his replacement for the remainder of his term, which expires at the annual meeting in 2025. Mr. Sepulveda (Class II) is also a current nominee. Mr. Sepulveda was re-elected at the 2021 Annual Meeting.

GENERAL INFORMATION

Attending the Annual Meeting?

You may attend the meeting in-person at 3800 Dallas Parkway, Plano, Texas 75093.

Voting Procedures

If you are a stockholder of record, you may vote:

∎	via the Internet – Visit www.proxypush.com/cnk. Follow the instructions shown on your proxy card;

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∎	by telephone — Follow the instructions shown on your proxy card;
∎	by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting; or
∎

in person by attending the Annual Meeting. We will pass out written ballots at the Annual Meeting and you may deliver your completed and signed proxy card in person. Submitting your proxy or voting instructions, whether by the Internet, by telephone, or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

If you are a beneficial holder, you may vote:

∎

by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. If you have not received a voting instruction form from your bank or broker, you may contact it directly to provide instructions on how you wish to vote. or

∎

by attending the Annual Meeting — If you wish to vote at the Annual Meeting, you will need to obtain a voting instruction form from your broker or bank that holds your shares of record. You will need the control number printed on your voting instruction form in order to vote at the Annual Meeting.

Difference between a Stockholder of Record and a Beneficial Owner who Holds Stock in Street Name

∎

Stockholder of record: If your shares are registered in your name with our transfer agent, EQ, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote at the Annual Meeting.

∎

Beneficial owners who hold stock in street name: If your shares are held by a broker or by a bank, you are considered to be a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.

Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Because a beneficial owner in street name is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a voting instruction form from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum for the Annual Meeting

A majority of our outstanding Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof until a later time. Shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting, if you vote via the Internet, by telephone, by mail or if you are represented by proxy. Abstentions and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum.

The Proxy Process

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Melissa Thomas and Michael Cavalier, executive officers of the Company, have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be present or represented at the Annual Meeting. It is important that you attend the Annual Meeting or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.

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“Routine” and “Non-Routine” Ballot Measures

Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2023 (Item 2) is considered a “routine” matter, and the election of directors (Item 1) and the non-binding, annual advisory vote on executive compensation (Item 3) are considered “non-routine” matters.

Broker Non-Votes and Abstentions

If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”

Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific agenda items.

Voting Requirement for Each of the Items

Approval of Item 1: Directors are elected by a plurality voting standard. The nominees who receive the highest number of affirmative votes cast by the stockholders present at the Annual Meeting or represented by proxy at the meeting and entitled to vote thereon will be elected. However, pursuant to the Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation from the Board and all committees of the Board following certification of the results of the Annual Meeting by the Inspector of Elections. The Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation. Within 90 days following certification of the results of the annual meeting of stockholders, the Board will make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision would then be promptly disclosed in a Form 8-K filed with the SEC. If a director’s resignation is rejected by the Board, the director will continue to serve for the remainder of the term for which he or she was elected and until his or her successor is duly elected, except in the event of his or her earlier death, resignation or removal. The Board believes that this voting policy promotes stability in governance by ensuring that a full slate of carefully chosen and nominated members is elected at each annual meeting of stockholders.

Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director. However, a withheld vote could affect whether such director would be required to submit a resignation as discussed above.

Approval of Item 2: The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item is considered a “routine” matter, broker non-votes do not arise as brokers and banks may exercise discretionary authority to vote your shares. Abstentions will have no effect on this item.

Approval of Item 3: The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon.

Annual for Item 4: This advisory vote is non-binding on the Board. Stockholders will be able to specify one of four choices for this item on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results.

Changing your vote

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.

If you are a stockholder of record, your proxy can be revoked in several ways:

∎	by timely delivery of a written revocation to the Company Secretary;
∎	by submitting another valid proxy bearing a later date; or
∎	by attending the Annual Meeting and voting your shares.

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If your shares are held in street name, you must contact your broker or bank in order to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank, or, by attending the Annual Meeting and voting if you have obtained a voting instruction form from your broker or bank giving you the right to vote your shares.

Inspector of Election

The Company has retained a representative of Mediant to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

Proxy Solicitation Costs

The Company pays for this proxy solicitation. We use DFIN, its agents, and brokers to distribute all proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to assist with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.

Obtaining Company Material

You can also visit our website at https://ir.cinemark.com for free access to our corporate governance documents and our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants. The address of the website is www.sec.gov.

Stockholders may receive a copy of the Company’s 2022 Annual Report Form 10-K at no charge by sending a written request to Michael Cavalier, Company Secretary at Cinemark Holdings, Inc., 3900 Dallas Parkway, Plano, Texas 75093.

DEADLINE FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING

Stockholder proposals: Stockholder proposals, other than director nominations, requested to be included in the proxy statement for our 2024 annual meeting, must be received no later than the close of business on December 7, 2023, and comply with Rule 14a-8 under the Exchange Act. Stockholder proposals for consideration at the 2024 annual meeting, but not for inclusion in the proxy materials, must be in writing, received by the Company’s Secretary at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, no earlier than the opening of business on January 19, 2024, and no later than the close of business on February 18, 2024, submitted by a shareholder of record, and must set forth the information required by the Company’s by-laws.

Stockholder Director Nominations: Under the Company’s by-laws, notice by stockholders who intend to nominate directors at the 2024 annual meeting of stockholders must be in writing and received by the Company’s Secretary at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, no earlier than the opening of business on January 19, 2024, and no later than the close of business on February 18, 2024. Notice of director nominations must be submitted by a stockholder of record and must set forth the information required by the Company’s by-laws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 annual meeting of stockholders must provide timely notice by the same deadline noted in the preceding paragraph for the submission of nominations. Such notice must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Solicitation of Proxies for 2024 Annual Meeting of Stockholders

We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2024 annual meeting of shareholders. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

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ADDITIONAL INFORMATION

STOCKHOLDERS SHARING A COMMON ADDRESS

If you and other residents at your mailing address own Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker or bank, if you hold Common Stock in street name, or the Company’s Secretary, if you are the registered holder of the Common Stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Company’s Secretary at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

INCORPORATION BY REFERENCE

The material under the headings “Compensation Committee Report,” “Audit Committee Report” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AVAILABILITY OF REPORT ON FORM 10-K

A free copy of the 2022 Annual Report Form 10-K may also be obtained at the website maintained by the SEC at www.sec.gov or by visiting our website at https://ir.cinemark.com/ and clicking on the “Financials” tab and then on “SEC Filings.” Upon your written request, we will provide to you a complimentary copy of our 2022 Annual Report Form 10-K (without exhibits) as filed with the SEC. Your request should be mailed to the Company’s offices, addressed as follows: Cinemark Holdings, Inc., Attention: Company Secretary, 3900 Dallas Parkway, Plano, Texas 75093.

Cinemark Holdings, Inc.

3900 Dallas Parkway

Plano, Texas 75093

April 6, 2023

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ANNEX A: SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Twelve Months Ended December 31,
	2022	2021	2020
Net loss	$(268.0)	$(422.2)	$(617.9)
Add (deduct):
Income taxes	3.0	(16.8)	(309.4)
Interest expense	155.3	149.7	129.9
Loss on extinguishment of debt	—	6.5	—
Other expense, net (a)	23.6	43.5	62.4
Distributions from DCIP (b)	—	—	10.4
Cash distributions from other equity investees (c)	6.9	0.2	15.0
Non-cash distributions from DCIP (d)	—	—	(12.9)
Depreciation and amortization	238.2	265.4	259.8
Impairment of long-lived and other assets	174.1	20.8	152.7
(Gain) loss on disposal of assets and other	(6.8)	8.0	(8.9)
Restructuring charges	(0.5)	(1.0)	20.3
Non-cash rent expense	(10.8)	(3.4)	2.3
Share based awards compensation expense (e)	21.5	29.3	19.4

Adjusted EBITDA	$336.5	$80.0	$(276.9)

(a)	Includes interest income, foreign currency exchange loss, equity in loss of affiliates and interest expense - NCM and excludes distributions from NCM and DCIP.
(b)	Includes cash distributions received from DCIP that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(c)

Includes cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.

(d)	Includes non-cash distribution of projectors from DCIP. These distributions are reported entirely within the U.S. operating segment.
(e)	Non-cash expense included in general and administrative expenses.

A-1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CNK " " Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 Have your Proxy Card ready " Follow the simple instructions to record your vote PHONECall 1-866-503-2691 " Use any touch-tone telephone " Have your Proxy Card ready " Follow the simple recorded instructions MAIL " Mark, sign and date your Proxy Card " Fold and return your Proxy Card in the postage-paid envelope provided Cinemark Holdings, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 24, 2023 TIME: Thursday, May 18, 2023, 9:00 AM, Central Time PLACE: Cinemark West Plano and XD Theater 3800 Dallas Parkway, Plano, TX 75093-7859 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Melissa Thomas and Michael Cavalier (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cinemark Holdings, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors_ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cinemark Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Nancy Loewe FOR #P2# #P2# 1.02 Steven Rosenberg FOR #P3# #P3# 1.03 Enrique Senior FOR #P4# #P4# 1.04 Nina Vaca FOR #P5# #P5# FOR AGAINST ABSTAIN 2. Advisory vote to approve compensation of named executive officers. FOR #P6# #P6# #P6# 3. Ratification of independent registered public accounting firm Deloitte & Touche LLP FOR for the fiscal year ending December 31, 2023. #P7# #P7# #P7# 1YR 2YR 3YR ABSTAIN 4. Advisory vote on the frequency of vote on our executive compensation program. 1 YEAR #P8# #P8# #P8# #P8# Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date